                                                                      EXHIBIT 99

             PLAZA OF THE AMERICAS BASIC OFFICE LEASE INFORMATION


Lease Date:                         February 9, 1996

Tenant:                             AMRESCO, INC.

                                    a Delaware corporation

Tenant's Address:                   700 North Pearl Street

                                    Suite 2500

                                    Dallas, Texas 75201


Tenant's Contact:                   Derek Nash
                                    Telephone: 214/953-7772

Landlord:                           K-P PLAZA LIMITED PARTNERSHIP

Landlord's Address:                 700 N. Pearl Street
                                    Suite 300, LB #370
                                    Dallas, Texas  75201

Landlord's Contact:                 Donald G. Smith
                                    Telephone: 214/720-8001

Development:                        The land and the improvements owned by
                                    Landlord and including Landlord's
                                    interest in the Common Elements and
                                    Limited Common Elements described in the Declaration of Covenants, Conditions and
                                    Restrictions for Plaza of the Americas, a Condominium Regime, recorded in Volume
                                    88045, Page 3748 et seq., Condominium
                                    Records, Dallas County, Texas located
                                    within the Blocks 257 and 258 (the
                                    "Land") in the City of Dallas, Dallas
                                    County, Texas. The Development, together with other land and improvements, is commonly known as, and may be hereinafter referred to as, the "Plaza of the Americas."

Premises:                           The entire 17th, 22nd, 23rd, 24th and
                                    25th floors and part of the 16th floor of the North Tower, consisting of approximately 125,279 rentable square feet, as shown on the floor plans attached to the Lease as EXHIBIT A,
                                    (i) together with (1) any additional
                                    space Tenant may lease, from time to
                                    time, in the Building pursuant hereto and
                                    (2) all rights of ways or use,
                                    servitudes, licenses, easements,
                                    tenements, herediments, and all fixtures, equipments, improvements, installations, and appurtenances that at any time during the term of this Lease are attached to or used in connection with the space leased by Tenant, but excluding any personal property of Tenant or trade fixtures of Tenant, and (ii) less any space Tenant may delete from the Premises pursuant to and in accordance with this Lease.

                                      (i)

Building or Buildings:              The office building located in the
                                    Development at 700 N. Pearl, Dallas,
                                    Texas (the "North Tower"), which building together with the office building located in the Development at 600 N. Pearl,
                                    Dallas, Texas (the "South Tower"), may be hereinafter referred to collectively as either the "Building" or the "Buildings."

Term: One hundred and twenty (120) months, scheduled to commence on November 1, 1996 (the "Commencement Date") and to expire on October 31, 2006 (the "Expiration Date"), subject, however to the terms and provisions of the Lease, including without limitation
                                    Section 3 and Exhibits "I", "O" and "S"
                                    attached.

Basic Rental:                       See Exhibit "E" attached.

Rent: Basic Rental and all other sums that Tenant may owe to Landlord under the Lease.

Security Deposit:                   $250,558.00.

Prepaid Rent:                       $125,279.00 to be applied to the Basic
                                    Rental for November 1996.

Permitted Use:                      General office use and uses incidental
                                    thereto.

Expense Stop:                       1996 Basic Cost per rentable square foot.
                                    Operating expenses for the base year and subsequent years will be adjusted to reflect an occupancy level of 95% as more fully provided in Exhibit C.

Tenant's
Proportionate                       It is stipulated and agreed that for
Share:                              all purposes under this Lease the
                                    Tenant's Proportionate Share is obtained by dividing (i) the 125,279 rentable square feet in the Premises (which includes a pro rata share of the Common
                                    Areas) by (ii) the total rentable square feet in the Office Portion.

Office Portion:                     The Buildings, less the Retail Area
                                    located on the first and second levels
                                    thereof.

Retail Portion:                     The area used for retail purposes located
                                    on the first and second levels of the
                                    Buildings.

Common Areas:                       Areas within the Office Portion used as
                                    common facilities, including, without
                                    limitation, Building entrances and exits, corridors, elevators lobbies, restrooms, janitor closets, mechanical and electrical equipment rooms and other similar facilities for the use or benefit of all tenants of the Buildings, or of a particular floor therein.

Storage Space:                      Five thousand (5,000) rentable square
                                    feet of storage space on level one of the North Tower or such other location in the

                                     (ii)

                                    Buildings at any time and from time to
                                    time designated by Landlord.

Parking Garage:                     The parking garage associated with the
                                    Buildings and currently part of the Plaza of the Americas.

Project:                            The Buildings and the Parking Garage.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD                                          TENANT

K-P PLAZA LIMITED PARTNERSHIP,                    AMRESCO, INC.
a Texas limited partnership                       a Delaware corporation

By:    Prime Property Management of
       Texas, Ltd., Agent

By:    Prime Group Management of
       Texas, Inc.,
       its General Partner

By:    /s/ R. GREGG CHILTON                       By: /s/ R. D. [illegible]
       --------------------                       -------------------------
       R. Gregg Chilton                           Its: President
       Its: Vice President

Executed by Landlord this 13th day                Executed by Tenant this 9th
day of February, 1996                             day of February, 1996

                                     (iii)

                             TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Increase or Decrease of Space . . . . . . . . . . . . . . . . . . . . . .    1

Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       a.      Payment. . . . . . . . . . . . . . . . . . . . . . . . . .    2
       b.      Lease Year . . . . . . . . . . . . . . . . . . . . . . . .    3
       c.      Electrical Costs . . . . . . . . . . . . . . . . . . . . .    3
       d.      Annual Cost Statement. . . . . . . . . . . . . . . . . . .    4
       e.      Adjustments to Electrical Costs. . . . . . . . . . . . . .    4
       f.      Adjustments. . . . . . . . . . . . . . . . . . . . . . . .    5

Delinquent Payment; Handling Charges. . . . . . . . . . . . . . . . . . .    5

Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       a.      General. . . . . . . . . . . . . . . . . . . . . . . . . .    5
       b.      Return of Security Deposit . . . . . . . . . . . . . . . .    5

Landlord's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . .    5
       a.      General. . . . . . . . . . . . . . . . . . . . . . . . . .    5
       b.      Heating, Ventilating and Air Conditioning. . . . . . . . .    6
       c.      Electrical Service . . . . . . . . . . . . . . . . . . . .    7
       d.      Elevators. . . . . . . . . . . . . . . . . . . . . . . . .    7
       e.      Light Bulbs and Water. . . . . . . . . . . . . . . . . . .    7
       f.      Building Security. . . . . . . . . . . . . . . . . . . . .    7
       g.      Janitorial Services. . . . . . . . . . . . . . . . . . . .    8
       h.      Interruption of Services . . . . . . . . . . . . . . . . .    8
       i.      Building Staff . . . . . . . . . . . . . . . . . . . . . .    9
       j.      Sprinkler System . . . . . . . . . . . . . . . . . . . . .    9
       k.      Fire Stair Access. . . . . . . . . . . . . . . . . . . . .    9

Improvements; Alterations; Repairs; Maintenance . . . . . . . . . . . . .    9
       a.      Improvements; Alterations. . . . . . . . . . . . . . . . .    9
       b.      Alterations; Repairs; Maintenance. . . . . . . . . . . . .   10
       c.      Performance of Work. . . . . . . . . . . . . . . . . . . .   11
       d.      Mechanic's Liens . . . . . . . . . . . . . . . . . . . . .   11

Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . .   12
       a.      Transfers: Consent . . . . . . . . . . . . . . . . . . . .   12
       b.      Cancellation . . . . . . . . . . . . . . . . . . . . . . .   13
       c.      Additional Compensation. . . . . . . . . . . . . . . . . .   13

Insurance; Waivers, Subrogation; Indemnity. . . . . . . . . . . . . . . .   13
       a.      Insurance. . . . . . . . . . . . . . . . . . . . . . . . .   13
       b.      Waiver of Liability. . . . . . . . . . . . . . . . . . . .   14
       c.      Waiver of Subrogation. . . . . . . . . . . . . . . . . . .   14
       d.      Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .   14
       e.      Landlord's Insurance . . . . . . . . . . . . . . . . . . .   15
       f.      Risk . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Subordination; Attornment; Notice to
Landlord's Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       a.      Subordination. . . . . . . . . . . . . . . . . . . . . . .   16
       b.      Attornment . . . . . . . . . . . . . . . . . . . . . . . .   16
       c.      Notice to Landlord's Mortgagee . . . . . . . . . . . . . .   16

Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                     (iv)

                                                                          PAGE
                                                                          ----
Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       a.      Total Taking . . . . . . . . . . . . . . . . . . . . . . .   17
       b.      Partial Taking - Landlord's and Tenant's Rights. . . . . .   17
       c.      Partial Taking - Landlord's Rights . . . . . . . . . . . .   18
       d.      Award. . . . . . . . . . . . . . . . . . . . . . . . . . .   18

Fire Or Other Casualty. . . . . . . . . . . . . . . . . . . . . . . . . .   18
       a.      Notice of Casualty . . . . . . . . . . . . . . . . . . . .   18
       b.      Damage by Casualty . . . . . . . . . . . . . . . . . . . .   18
       c.      Limit on Landlord's Obligation . . . . . . . . . . . . . .   19
       d.      Tenant's Business Operation. . . . . . . . . . . . . . . .   19
       e.      Termination Rights . . . . . . . . . . . . . . . . . . . .   19
       f.      Release of Liability . . . . . . . . . . . . . . . . . . .   19

Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Remedies; Payment By Tenant; Non-Waiver . . . . . . . . . . . . . . . . .   21

Remedies of Tenant upon Default by Landlord . . . . . . . . . . . . . . .   22

Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       a.      Tenant's Compliance with Laws. . . . . . . . . . . . . . .   23
       b.      Landlord's Compliance with Laws. . . . . . . . . . . . . .   24
       c.      Right to Contest Applicable Laws . . . . . . . . . . . . .   24

Hazardous Substances. . . . . . . . . . . . . . . . . . . . . . . . . . .   25

Surrender of Premises . . . . . . . . . . . . . . . . . . . . . . . . . .   27

Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

Certain Rights Reserved by Landlord . . . . . . . . . . . . . . . . . . .   28

Landlord's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       a.      Landlord Transfer. . . . . . . . . . . . . . . . . . . . .   29
       b.      Landlord's Liability . . . . . . . . . . . . . . . . . . .   29
       c.      Force Majeure. . . . . . . . . . . . . . . . . . . . . . .   29
       d.      Brokerage. . . . . . . . . . . . . . . . . . . . . . . . .   30
       e.      Estoppel Certificates. . . . . . . . . . . . . . . . . . .   30
       f.      Notices. . . . . . . . . . . . . . . . . . . . . . . . . .   30
       g.      Severability . . . . . . . . . . . . . . . . . . . . . . .   30
       h.      Amendments; and Binding Effect . . . . . . . . . . . . . .   30
       i.      Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . .   31
       j.      Captions . . . . . . . . . . . . . . . . . . . . . . . . .   31
       k.      No Merger. . . . . . . . . . . . . . . . . . . . . . . . .   31
       l.      No Offer . . . . . . . . . . . . . . . . . . . . . . . . .   31
       m.      Exhibits . . . . . . . . . . . . . . . . . . . . . . . . .   31
       o.      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                     (v)

EXHIBITS                                                                  PAGE
- --------                                                                  ----

EXHIBIT A - Outline of Premises . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B - Office Building Rules and Regulations . . . . . . . . . . . .  B-1
EXHIBIT C - Office Operating Expense Escalator. . . . . . . . . . . . . .  C-1
EXHIBIT D - Tenant Finish Work:  Allowance. . . . . . . . . . . . . . . .  D-1
EXHIBIT E - Basic Rental Schedule . . . . . . . . . . . . . . . . . . . .  E-1
EXHIBIT F - Office Signage Criteria . . . . . . . . . . . . . . . . . . .  F-1
EXHIBIT G - Office Parking. . . . . . . . . . . . . . . . . . . . . . . .  G-1
EXHIBIT H - Building General Security Program . . . . . . . . . . . . . .  H-1
EXHIBIT I - Early Occupancy . . . . . . . . . . . . . . . . . . . . . . .  I-1
EXHIBIT J - Lease Buyout Allowance. . . . . . . . . . . . . . . . . . . .  J-1
EXHIBIT K - Expansion Options . . . . . . . . . . . . . . . . . . . . . .  K-1
EXHIBIT L - Right of Refusal. . . . . . . . . . . . . . . . . . . . . . .  L-1
EXHIBIT M - Right of Refusal Space. . . . . . . . . . . . . . . . . . . .  M-1
EXHIBIT N - Rooftop Communications. . . . . . . . . . . . . . . . . . . .  N-1
EXHIBIT O - Renewal Options . . . . . . . . . . . . . . . . . . . . . . .  O-1
EXHIBIT P - Market Rate . . . . . . . . . . . . . . . . . . . . . . . . .  P-1
EXHIBIT Q - Comparable Buildings. . . . . . . . . . . . . . . . . . . . .  Q-1
EXHIBIT R - Refurbishment Allowance . . . . . . . . . . . . . . . . . . .  R-1
EXHIBIT S - Termination Option. . . . . . . . . . . . . . . . . . . . . .  S-1
EXHIBIT T - Storage Space . . . . . . . . . . . . . . . . . . . . . . . .  T-1
EXHIBIT U - Janitorial Specifications . . . . . . . . . . . . . . . . . .  U-1

                                     (vi)

                                 OFFICE LEASE

       THIS OFFICE LEASE AGREEMENT (the "LEASE") is entered into as of February __, 1996, between K-P PLAZA LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and AMRESCO, INC. , a Delaware corporation ("TENANT").

DEFINITIONS           1.      The definitions and basic provisions set
AND BASIC             forth in the Basic Office Lease Information (the
PROVISIONS            "Basic Lease Information") executed by Landlord
                      and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE                 2.      Subject to the terms of this Lease, Landlord
GRANT                 leases to Tenant, and Tenant leases from Landlord,
                      the Premises. Landlord and Tenant hereby stipulate and agree that:

                              (a)  The rentable area of the Premises
                      (excluding the Storage Space) is 125,279 square feet, consisting of 23,965 square feet on each of the 17th, 22nd, 23rd, 24th and 25th floors of the North Tower and 5,454 square feet on the 16th floor of the North Tower; and

                              (b)  The rentable area of the Office Portion
                      is one million twenty-eight thousand (1,028,000) square feet.

                      Landlord and Tenant hereby agree to use the foregoing numbers of rentable square feet for all purposes hereunder and that those numbers are a material part of the economic basis for the execution of this Lease by Landlord to Tenant. Such numbers shall not be adjusted unless the rentable area of the Premises is increased or decreased and an appropriate amendment to this Lease is executed by Landlord and Tenant. In the event the rentable area of the Premises is so adjusted, Tenant's Proportionate Share shall also be adjusted accordingly.

                      The rentable areas of the Premises and the Office Portion have been computed in accordance with the American National Standard method of measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1-1980), approved July 31, 1980. All space measurements for floors 17 and 22 through 25 have a conversion factor from usable to rentable of 1.04 since they are single tenant floors, and for the portion of the 16th floor, the conversion factor is 1.14 since it is currently a multi tenant floor.

INCREASE OR           Upon written notice to Landlord received by
DECREASE OF           Landlord contemporaneously with Tenant's Working
SPACE                 Drawings, Tenant shall have the right to increase
                      or decrease the rentable square footage of the Premises by up to fifteen percent (15%). If
                      Tenant exercises its rights pursuant to this Section to increase the size of its Premises, then the maximum 15% increase in the Premises shall be added to the Premises as follows:

                              (a)  Any space on the 16th floor except NTT
                      Holdings, Inc. (Suite 1650, North Tower) and NTT Holdings, Inc. existing right of refusal space

                      (Suite 1651, North Tower). Provided that with respect to Suite 1678, North Tower, delivery shall not be required until forty-five (45) days after Tenant has sent Landlord written notice of Tenant's election to take such space.

                              (b)  a portion of Suite 1940, North Tower
                      (with respect to Suite 1940, up to approximately 5,545 rentable square feet of space reasonably acceptable to Tenant and Landlord if space in Suite 1651 is leased by Tenant, or up to approximately 6,448 rentable square feet of space reasonably acceptable to Tenant and Landlord if space in Suite 1651 is not leased by Tenant); and

                              (c)  All such additional space shall be
                      leased upon the same terms and conditions as herein provided.

                      If Tenant exercises its rights pursuant to this Section to decrease the size of its Premises, then the maximum 15% decrease shall be configured in a manner as to facilitate Landlord's leasing of such space and shall be deleted from the Premises as follows:

                                   (i)   first, up to all of the space on
                              the 16th floor, North Tower; and

                                   (ii)  second, then space reasonably
                              acceptable to Tenant and Landlord on the 17th floor, North Tower.

                      EXHIBIT A shall be amended accordingly to reflect any such increase or decrease in space.

                      This Lease includes the right of Tenant to use the Common Areas in common with other tenants in the Building and to use Tenant's parking spaces (as provided for in EXHIBIT G) in the Parking Garage in common with other tenants in the Building.

                      Reference is hereby made to Exhibit T with respect to Tenant's right to occupy the Storage Space.

                      Reference is hereby made to Exhibit G with respect to Tenant's right to use spaces within the Parking Garage.

TERM                  3.      The term of this Lease shall commence on the
                      Commencement Date, and expire at 5:00 p.m., on the Expiration Date, unless earlier terminated as provided herein (the "Term"). Reference is hereby made to EXHIBIT O for certain rights granted to Tenant to renew the term hereof.

                      The term "Term" or "term of this Lease" or similar terms shall mean the Initial Term and any Renewal Terms that may become effective pursuant to EXHIBIT O.

RENT                  4.      a.  PAYMENT.  Tenant shall timely pay to
                      Landlord the Basic Rental as set forth on EXHIBIT E and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in EXHIBIT C attached hereto, without deduction or set off except as expressly provided in this Lease, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease, and a like monthly installment of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing thereafter on the first day of each succeeding calendar month during the Term.

                              b.     The term "LEASE YEAR" shall mean any
                      period of twelve (12) months commencing on the first day of the first full month of the Term or any anniversary of such date or, if fewer than 12 months remain in the Term after any such anniversary, the period commencing on such anniversary date through the last day of the Term.


                              c. ELECTRICAL COSTS. Tenant shall pay to Landlord, coincident with Tenant's payment of Basic Rental, an amount equal to the product of
                      (i) the portion of the cost of all electricity used by or in regard to the Plaza of the Americas to the extent same are apportioned to the Office Portion, the Common Areas located therein, the equipment, machinery, facilities and property located in the Office Portion or used or utilized in connection with the operation or maintenance of the Office Portion or any part thereof, whether or not located in the Office Portion including, but not limited to, the central chilled water plant and all heating, ventilating and air conditioning equipment and/or machinery, less the cost of all electricity either (A) provided to other tenants in the Buildings in excess of building standard electricity as established by Landlord from time to time in its reasonable judgment or
                      (B) separately metered for and separately billed to other tenants in the Buildings (the net amount established in this Section 4b(i) being the "ELECTRICAL COSTS"), multiplied by (ii) Tenant's Proportionate Share; provided, however, to the extent all or any portion of the Premises is separately metered as provided below, the allocation of Electrical Costs as provided for in this sentence shall be adjusted to reflect the direct allocation of electricity to Tenant. The allocation of Electrical Costs to the Office
                      Portion shall be determined based upon actual consumption (to the extent measured and allocated by meters or other devices) and/or load and usage factors determined from time to time by Landlord's engineer, and such other data and studies as may be available to Landlord, and which, in Landlord's reasonable judgment, provide a fair and equitable basis for the allocation of such charges among the tenants of the Development. In conjunction with the above method of allocating Electrical Costs, Landlord may, at its option at any time, install separate metering for any utility service
                      (including electricity) for: (A) any floor of the Buildings only a portion of which is included in the Premises, or (B) any or all of the Premises leased to Tenant. If Landlord's election to require installation of separate meters is made before final approval of Working Drawings as provided in Exhibit D hereof, Tenant shall pay the cost of installation; if Landlord's election is made at any time thereafter, Landlord shall pay the cost of installation; at this time, Landlord elects to require installation of separate meters at Tenant's sole cost and expense. In the case of
                      (A) above, Tenant shall pay to Landlord, coincident with Tenant's payment of Basic Rental each month, an amount equal to the product of
                      (i) the cost of such separately metered utility service or services used by all tenants occupying the floor in question for the most recent month for which such cost has been determined by Landlord multiplied by (ii) a fraction, the numerator of which is the number of rentable square feet in the Premises on the floor in question and the denominator of which is the total number of rentable square feet on the floor in question. In the case of (B) above, Tenant shall pay to Landlord, coincident with Tenant's payment of Basic Rental each month, an amount equal to the cost of such separately metered utility service or services for the most recent month for which such cost has been determined by Landlord. The maintenance and reading of such meter(s) shall be at the expense of the Landlord but shall be included in Basic Cost for purposes of Exhibit C hereof.

                              d.     ANNUAL COST STATEMENT.  By April 1 of
                      each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs
                      (to be included in the Annual Cost Statement provided for in EXHIBIT C hereof) for the previous year adjusted as provided in Section 4e. If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant's Proportionate Share of Electrical Costs in the year for which such statement was prepared, then Landlord shall at its option, either (i) apply such excess against any rentals or other amounts due or to become due hereunder or (ii) reimburse Tenant such excess. If Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall pay Landlord such deficiency upon demand. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to pay to Landlord any annual deficiency of Electrical Costs for which Tenant does not receive written demand from Landlord by December
                      31 of the year immediately following the year in which such Electrical Costs were incurred, unless Landlord had not been billed for any such amount by October 31 of such following year (such amounts are herein called "UNBILLED ELECTRICAL COSTS"), in which case Landlord shall promptly deliver to Tenant written notice of Tenant's share of such Unbilled Electrical Costs after Landlord's receipt of the bill therefor. No payment of Electrical Costs shall waive Tenant's audit rights set forth on EXHIBIT C hereto.

                              e. ADJUSTMENTS TO ELECTRICAL COSTS. With respect to any calendar year or partial calendar year in which the Buildings were not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Buildings been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

                              f. ADJUSTMENTS. Tenant must have the right to audit Electricity Costs in accordance with the procedures set forth in EXHIBIT C hereof.

DELINQUENT            5.      All payments required of Tenant hereunder
PAYMENT;              shall bear interest beginning ten (10) days after
HANDLING              the date due until paid at the annual rate of 10%.
CHARGES

SECURITY              6.      a. GENERAL.  Contemporaneously with the
DEPOSIT               execution of this Lease, Tenant shall pay to
                      Landlord the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security
                      Deposit is not an advance payment of rent or a measure or limit of Landlord's damages upon a Tenant Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount held by Landlord prior to such application. Within a reasonable time after the Term ends, provided
                      Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then
                      Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

                              b. RETURN OF SECURITY DEPOSIT.  Provided
                      Tenant is not then in default under this Lease, on each anniversary date of this Lease commencing with the first anniversary hereof, Landlord shall return to Tenant one-tenth (1/10) of its Security Deposit ($25,056.00); provided, however, if Tenant does not exercise its option to terminate this Lease as provided for in EXHIBIT S hereof, the balance of the Security Deposit then held by Landlord shall be returned to Tenant on the last day of the fifth year of the Term of this Lease.

LANDLORD'S            7.      a.     GENERAL.  Landlord represents and
OBLIGATIONS           warrants to Tenant that the Buildings' structure
                      and operational systems are in good condition and suitable for office use. Landlord shall maintain the Buildings, Building grounds, and Parking
                      Garage, including but not limited to, all
                      (i) Common Areas and service areas, (ii) roofs, foundations,, parking surfaces, pavement, exterior windows and load bearing items, (iii) exterior surfaces of walls, (iv) plumbing, pipes and conduits located in the common areas or service areas (v) central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems, including, but not limited to, those servicing the Premises (other than excess electrical equipment and other supplemental equipment installed by or for Tenant), and
                      (vi) structural and mechanical elements, including without limitation, those relating to the Premises, necessary to provide the services described in this Lease. Landlord shall at all times operate and maintain the Building in accordance with standards at least as high as customarily followed in the operation and maintenance of those buildings listed on EXHIBIT Q
                      ("Comparable Buildings"). Without limiting the foregoing, Landlord shall provide the specific facilities, utilities and services set forth in this Section. Landlord shall maintain, or cause a managing agent to maintain, an office in the office complex in which the Building is located and provide "on-site" property management of the Building.

                      b.      HEATING, VENTILATING AND AIR CONDITIONING.
                      (i) Landlord shall provide HVAC to maintain the Premises at a dry bulb temperature of not less than 72 degrees F in winter and not more than 75 degrees F in summer. The HVAC system shall deliver to the Premises 1 CFM of conditioned air per rentable square foot. Relative humidity shall be maintained between 35% and 60% (except that the maximum inside relative humidity shall, in any event, be limited to that which will not cause condensation on the windows) during Normal Business Hours.

                              (ii) Landlord shall, upon reasonable advance notice from Tenant, furnish Tenant HVAC services at any time or times in addition to Normal
                      Business Hours; Tenant and its employees, licensees and guests may have access to the Premises twenty-four (24) hours per day, every day of the year, provided, however, to the extent that HVAC is required beyond Normal Business Hours, the additional charge for such after hours HVAC shall be $25.00 per floor per hour to the extent that such use exceeds 200 total after hours HVAC per year (if the Premises is separately metered, Tenant shall be entitled to a credit for the equivalent of 200 total hours of after hours HVAC use per year).

                              (iii) In the event Tenant requires HVAC and
                      humidity control systems that necessitate the use of self-contained units (the "Special Systems") not served by the Building's chilled water system, other than as a result of the failure of the Building's systems to meet Tenant's requirements as set forth above, Landlord shall furnish extra electrical power to Tenant for Tenant's use in installing and operating, at Tenant's expense, one or more Special Systems. Tenant shall bear any extra expense incurred by Landlord in furnishing electrical power from the Building's system in excess of six (6) watts per rentable square foot (excluding any computer rooms) or in expanding the Building"s system, if necessary, to provide electrical power in excess of six (6) watts per rentable square foot (excluding any computer rooms) for any Special System. Any expansion of the Building system, if necessary, shall be subject to the prior written approval of Landlord. Landlord agrees that such approval shall not unreasonably be withheld or delayed.

                              (iv)   If Landlord cannot provide the HVAC
                      services in accordance with the requirements set forth in this Section and Tenant so notifies Landlord in writing thereof, unless Landlord and Tenant agree to another remedy, Landlord agrees to insulate existing uninsulated medium pressure ducts in the Premises so that compliance with this Section can be maintained if such installation would bring about such compliance. Such work required by the proceeding sentence shall be performed upon prior notice to Tenant during hours which are not Normal Business Hours and without adversely interfering with Tenant's use and occupancy of the Premises.

                      c. ELECTRICAL SERVICE. Landlord shall provide an electrical distribution system and electrical service for the Building during Normal Business Hours. Landlord shall cause to be furnished all electricity used in the Premises or in operating any and all facilities serving the Premises; PROVIDED, HOWEVER, that Tenant shall reimburse Landlord for the direct expense incurred by Landlord in furnishing to Tenant an average connected load (excluding Landlord's building and mechanical equipment) in excess of six (6) watts per square foot at Landlord's bulk rate and without markup.

                      d. ELEVATORS. Landlord shall provide passenger and freight elevators serving the Premises, as shown on EXHIBIT A attached hereto. The passenger elevators shall be available during Normal
                      Business Hours, and at all other times there shall be at least one (1) passenger elevator and one
                      (1) freight elevator available to serve the Premises. Building access cards will be required for elevator use after hours. The freight elevator shall be available at all reasonable times upon prior notice by Tenant to, and subject to the reasonable scheduling requirements of, the Building's managing agent.

                      e. LIGHT BULBS AND WATER. As part of the Tenant Allowance, Tenant shall purchase and install all initial cool white light bulbs and electronic ballasts within thirty (30) days after presentation by Tenant to Landlord of invoices for such items. Landlord shall furnish and install all replacement cool white light bulbs in accordance with building standard and electronic ballasts in the Premises and Common Areas and shall furnish water, including chilled and heated water, to serve the Premises as required for lavatory and drinking purposes and any other uses which are permitted pursuant to Section 9 hereof.
                      The fire stand pipe water system shall comply with the NFPA code and applicable local laws; provided, however that Landlord shall not be required to comply with any such laws not applicable to Landlord because Landlord has been "grandfathered" under such laws but only so long as Landlord remains grandfathered thereunder.

                      f. BUILDING SECURITY. (i) On a twenty-four (24) hour basis every day of the year, Landlord shall implement, maintain and enforce its existing general security program for the Building and the Parking Garage as described on Exhibit H attached hereto as such may be reasonably modified by Landlord in accordance with security programs utilized for Comparable Buildings.

                              (ii)   Tenant, at its expense and with the
                      prior written approval of Landlord, may install any additional safety and security systems or devices in the Premises that Tenant may deem appropriate. Landlord agrees that such approval shall not be unreasonably withheld or delayed. Tenant shall have the right, by installation of a key system or otherwise, to control access to the Premises and access of all elevators to floors wholly occupied by Tenant; provided that Tenant's use of any system shall not unreasonably interfere with Landlord's access to the Premises or Landlord's obligations to provide services or perform any work under this Lease.

                      g. JANITORIAL SERVICES. Landlord shall keep the Building and the Premises cleaned and maintained in accordance with specifications set forth on Exhibit U hereto as such may be from time to time reasonably modified by Landlord in accordance with specifications utilized for Comparable Buildings
                      (the "Janitorial Services"). The costs and expenses of Janitorial Services will be included in determining Basic Cost. During any period that Landlord is not providing Janitorial Services to the Premises, Basic Costs shall be adjusted to exclude the cost of Janitorial services to the Premises not being cleaned by Landlord.

                      h. INTERRUPTION OF SERVICES. (i) Landlord's obligation to furnish services under this Section shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 120-days' prior written notice to Tenant, discontinue electric service to the Premises; provided (1) such discontinuance is required by law and applicable to all tenants in the Building; (2) Landlord first arranges for a direct connection thereof through the supplier of such service; (3) Tenant shall not be required to make further payments under Section 4c hereof; and
                      (4) Landlord shall permit its risers, conduits and feeders serving the Premises to be used for the purpose of supplying electric current to the Premises. In the event such electric service is discontinued, Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

                              (ii) Landlord shall use reasonable efforts to restore any service that becomes unavailable;
                      however, such unavailability which is not the result of any act or omission of Landlord or its agents, contractors or employees or which is outside the control of Landlord shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligation hereunder. However, if Tenant is prevented from making reasonable use of the Premises or Tenant's parking spaces for more than seven (7) consecutive business days because of the unavailability of any such service, Tenant shall, commencing with the seventh (7th) consecutive business day of such unavailability, receive an abatement of the Basic Rental and other sums owed hereunder based upon the portion or portions of the Premises affected by the interruption of service and the degree of adverse effect of the interruption upon the normal conduct of Tenant's business at the Premises, until the interruption is remedied. If any interruption of service due to a single occurrence shall continue for more than sixty (60) days with respect to all or a portion of the Premises that are material to the operation of the Tenant's business, Tenant, by written notice to Landlord given at any time prior to the resumption of service to a reasonable level, may terminate this Lease, and, upon the giving of the notice, this Lease shall terminate and expire on the date set forth in the notice.

                              (iii) The remedies set forth in this Section
                      shall be in addition to any remedies that Tenant may have at law or in equity and shall not affect in any manner any claim to actual or constructive eviction, breach of warranty or other claim for damages or relief to which Tenant may be entitled under applicable law.

                      i. BUILDING STAFF. Landlord shall employ, or provide for, the services of a full-time, on-site staff comparable to the staffs of Comparable Buildings to maintain the Building, the Common Areas, the Parking Garage and the Premises and to perform all of the services that Landlord is obligated to perform pursuant to this Lease.

                      j. SPRINKLER SYSTEM. The Plaza of the Americas has been "grandfathered" with respect to the requirements of being a fully sprinklered building under the Dallas City Building Code. However, if at any time during the term of this Lease, the Project or Landlord is determined to no longer be grandfathered under such Code, then Landlord, at its sole expense, shall promptly make all necessary changes to bring the Building into compliance. Thereafter, at Landlord's sole expense, Landlord shall maintain and repair the system so that it is in Code compliance during the term of this Lease.

                      k. FIRE STAIR ACCESS. Subject to compliance with all applicable laws, rules, ordinances, orders, regulations and other requirements, present or future, Landlord shall allow fire stair access between contiguous floors of the Premises provided that Tenant installs at its expense a security card system for ingress and egress. Tenant shall provide Landlord with security cards for use by Landlord as permitted by the terms of this Lease.

IMPROVEMENTS;         8.      a.     IMPROVEMENTS; ALTERATIONS. Subject to
ALTERATIONS;          the provisions of Section 15 hereof on casualty
REPAIRS;              and Section 14 as to condemnation, Landlord will
MAINTENANCE           keep and maintain in good repair and working order
                      all of the Buildings, the Common Areas, the Parking Garage, and the roofs, foundations, exterior windows and surfaces, and all structural and load bearing items or portions of the Project;
                      all plumbing, pipes, conduits and wiring, including but not limited to all such items, located between the exterior of the Building and the interior surface of the walls of the Premises;
                      the central HVAC, electrical, mechanical and plumbing systems servicing the Project including but not limited to the Premises and all such items as are necessary to provide the services described in Section 7 of this Lease. Unless otherwise provided in this Lease, Landlord, however, will not be required to make any repairs or perform any maintenance in connection with or resulting from
                      (a) any alteration or modification to the Premises or equipment in the Project performed by, for, or because of Tenant, (b) special equipment or systems installed by, for, or because of Tenant,
                      (c) the installation, use or operation of Tenant's property, fixtures and equipment, (d) the moving of Tenant's property in or out of the Building or in or about the Premises for Tenant's use or occupancy of the Premises in violation of any of the terms or provisions of this Lease, or (e) the acts or omissions of Tenant or Tenant's employees, agents, invitees, subtenants, licensees, or contractors or fire or other casualty, except as provided in Section 15 hereof or condemnation, except as provided in Section 14 hereof. The cost of all repairs and maintenance by Landlord described in this Section 8 shall be included in calculating Basic Costs as provided in EXHIBIT C hereto. Except in the event of an emergency, Landlord shall not unreasonably interfere with Tenant's business operations.

                              b.     ALTERATIONS; REPAIRS; MAINTENANCE.
                      Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises which is visible from outside the Premises without the prior written consent of Landlord. Tenant shall maintain the Premises (except for those portions of the Premises which Landlord is obligated to maintain pursuant to other provisions of this Lease) in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises, except for reasonable wear and tear and condemnation and fire and other casualty damage as to which Section 14 and Section 15 control; provided however, that Tenant shall not be responsible for repairs or replacements of the Buildings' base HVAC, plumbing, mechanical, electrical or other systems (as opposed to excess electrical equipment and other supplemental equipment installed by or for Tenant, which Tenant shall be obligated to maintain and repair), except to the extent damage thereto results from the negligence or wilful misconduct of Tenant, its assignees, its subtenants or any of their respective agents, contractors or invitees.
                      Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Buildings caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to commence such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue such repairs to completion, Landlord may make the same at Tenant's cost, which shall be payable to Landlord within ten days after Landlord has invoiced Tenant therefor.

                              c. PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors mutually acceptable to Landlord and Tenant, except that Hale & Associates shall be used as electrical contractor so long as it is competitively priced. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Buildings, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                              d.     MECHANIC'S LIENS.  Tenant shall not
                      permit any mechanic's liens to be filed against the Premises, the Buildings or the Development for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

USE                   9.      Tenant and its permitted assignees and
                      subtenants, shall occupy and use the Premises only for general office purposes. The Premises shall not be used for any use (i) which is disreputable or (ii) creates extraordinary fire hazards or
                      (iii) results in an increased rate of insurance on the Buildings or its contents or (iv) which involves the storage of any hazardous materials or substances in violation of Section 20 hereof. If, solely because of Tenant's violation of
                      Section 9(iii) hereof, the rate of insurance on the Buildings or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand; provided, however that if such payment is not made within ten (10) days after written demand from Landlord, such failure shall constitute a Tenant Event of Default. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Buildings. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

                      Tenant and its permitted subtenants, and their employees, licensees and guests, shall have access to the Premises twenty-four (24) hours per day, every day of the year.

                      Landlord, at its expense, shall provide to Tenant such listings on the Building's directories in the lobby of the Building as are provided other tenants of the Building.

ASSIGNMENT            10.     a.  TRANSFERS: CONSENT.  Tenant shall not,
AND                   without the prior written consent of Landlord
SUBLETTING            (which Landlord shall not unreasonably withhold or
                      delay), (i) advertise that any portion of the Premises is available for lease, (ii) assign, transfer, or encumber this Lease or any estate or interest herein, (iii) sublet any portion of the Premises, or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises for purposes other than in conjunction with Tenant's business activities being conducted by Tenant on the Premises as permitted by the terms of this Lease (any of the events listed in clauses (ii) through (iv) being a "TRANSFER"). If
                      Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address;
                      reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.
                      Acceptable reasons to withhold consent include, but are not limited to, Landlord's disapproval of transferee's type of business, creditworthiness of transferee, and transferee's standing in the business community. Tenant shall reimburse
                      Landlord for its reasonable attorneys' fees and other out-of-pocket expenses incurred in connection with considering any request for its consent to a Transfer. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather
                      Tenant and its transferee shall be jointly and severally liable therefor as to the part of the Premises Transferred to the transferee.
                      Landlord's consent to any Transfer shall not waive
                      Landlord's rights as to any subsequent Transfers.
                      If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. The foregoing notwithstanding, Tenant may, without requiring Landlord's consent but remaining liable for the performance of this Lease (but with giving
                      Landlord written notice ten (10) days prior thereto), sublet or assign all or any portion of the Premises, to an entity, controlling, controlled by or under common control with Tenant, and such shall not be deemed a Transfer hereunder.

                              b. CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective; provided, however, this right of cancellation in Landlord shall not apply to a Transfer that involves less than a full floor if the term of such Transfer is less than the earlier of the remaining Term of this Lease or three years. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant, except that Tenant shall be entitled to receive from a releasing by Landlord as received by Landlord the compensation it would otherwise have received under this Section 10(c) if Tenant had completed its proposed Transfer as described in the notice provided to Landlord under
                      Section 10(b).

                              c. ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, 50% of all compensation received by Tenant for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby provided, however, Tenant shall be entitled to deduct from such excess compensation an amount equal to Tenant's direct and reasonable out-of-pocket expenses incurred in connection with the Transfer. Landlord shall have the right to review and approve such costs and shall have the right to review and approve any Transfer agreement (whether in the form of an assignment or sublease agreement), such approval not to be unreasonably withheld or delayed.

INSURANCE;            11.     a.     INSURANCE.  Tenant shall at its expense
WAIVERS;              procure and maintain throughout the Term the
SUBROGATION;          following insurance policies: (i) commercial
INDEMNITY             general liability insurance in amounts of not less
                      than $5,000,000 per occurrence, insuring Tenant, and Landlord and Landlord's agents as additional insureds, for liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises,
                      (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (iii) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, and (iv) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

                      Any insurance required by the terms of this Lease to be carried by Tenant may be a blanket policy (or policies) covering other related or affiliated corporations. If any insurance is maintained under a blanket policy, Tenant shall endorse
                      Section 11a(i) above to include a per location aggregate.

                              b. WAIVER OF LIABILITY. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any Property
                      (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Buildings, or failure to make repairs, or from any cause except Landlord's sole or gross negligence or misconduct.

                              c.     WAIVER OF SUBROGATION. The parties
                      hereto waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents and employees, for any loss or damage that may occur to the Premises or the Building and to all property, whether real, personal or mixed, located in the Premises or the Building, by reason of fire, the elements, or any other cause insured against under the terms of standard fire and extended coverage insurance policies of the type prescribed from time to time for use in respect of the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business, regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees, except Landlord only waives any right or claim against Tenant to the extent the same is insured against any insurance policies covering such property or interests. Each party agrees to provide the other with reasonable evidence of its insurance carrier's consent to the waiver of subrogation.

                              d.     INDEMNITY.  SUBJECT TO SECTION 11b.,
                      TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD AND ITS AGENTS AND AFFILIATES, FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES
                      OF ACTION, SUITS, JUDGMENTS, AND EXPENSES
                      (INCLUDING ATTORNEYS' FEES) FOR ANY LOSS ARISING FROM PERSONAL INJURY, BODILY INJURY, OR DEATH ON ACCOUNT OF PROPERTY DAMAGE CAUSED BY, RESULTING FROM, OCCURRING IN CONNECTION WITH OR ARISING

                      DIRECTLY OUT OF THE ACTS OR OMISSIONS OF TENANT, ITS OFFICERS, EMPLOYEES, SERVANTS, AGENTS, AND CONTRACTORS WITH RESPECT TO THE PREMISES OR BUILDING, ANY OCCURRENCE ON THE PREMISES OR FROM TENANT'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. THIS INDEMNITY PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

                              e.     LANDLORD'S INSURANCE.  Landlord shall
                      maintain upon execution of this Lease:

                                     (i)  standard all-risk fire and casualty
                              insurance covering the Building in an amount at least equal to eighty percent (80%) of the current replacement cost of the Building, or to ninety percent (90%) if the Building is sprinkled; and

                                     (ii) commercial general liability
                              insurance covering (i) bodily injury to, illness of, or death of persons with limits of liability of not less than $1,000,000 per occurrence, and (ii) damage to property with a limit of liability of not less than $100,000 per occurrence; and

                      At all times during the term of this Lease, Landlord shall use its best efforts to maintain the insurance set forth in subsections (i) and
                      (ii) above and in all events shall maintain such insurance coverage as is customarily carried in respect of Comparable Buildings. The limits set forth in subsection (ii) of this Section shall be increased by Landlord from time to time during the term of this Lease to at least the minimum limits that are then customary in respect of Comparable Buildings. All policies of insurance required hereby shall provide, to the extent available, that they will not be cancelled or modified upon less than thirty (30) days' prior notice. At Tenant's request Landlord shall furnish Tenant with a certificate or certificates of insurance certifying that the insurance coverage required hereby is in force. Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or other related or affiliated corporations.

                              f. RISK. All personal property of Tenant, its agents, employees or invitees, in and on the Premises, shall be and remain at their sole risk, and Landlord shall not be liable to them for any damage to, or loss of, such personal property arising from any act of negligence of any other persons, or resulting from fire, explosion, falling plaster, rain or snow, or from the leaking of the roof, or from the bursting, leaking or overflowing of water, sewer or steam pipes, or from heating or plumbing fixtures or from electrical wires or fixtures, or from any other cause whatsoever covered by Landlord's or Tenant's insurance.

SUBORDINATION;        12.  a.  SUBORDINATION.  This Lease shall be
ATTORNMENT;           subordinate to any deed of trust, mortgage, or
NOTICE TO             other security instrument (a "MORTGAGE"), or any
LANDLORD'S            ground lease, master lease, or primary lease (a
MORTGAGEE             "PRIMARY LEASE"), that now or hereafter covers all
                      or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE").
                      Contemporaneously with the execution of this Lease by Landlord and Tenant, Landlord, Tenant and
                      Landlord's Mortgagee shall execute and deliver an Agreement of Subordination, Non-Disturbance, and
                      Attornment reasonably satisfactory to all parties thereto.

                           b.  ATTORNMENT.  Tenant shall attorn to any
                      party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                           c.  NOTICE TO LANDLORD'S MORTGAGEE.  Tenant
                      shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

RULES                 13.  Tenant shall comply with the rules and
AND                   regulations of the Buildings which are attached
REGULATIONS           hereto as Exhibit B.  Landlord may, from time to
                      time, change such rules and regulations for the safety, care, or cleanliness of the Buildings and related facilities, provided that (a) Landlord shall furnish Tenant With a copy of any changes to such rules and regulations; (b) such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises or cause Tenant to incur additional monetary obligations; and (c) in the case of any conflict or inconsistency between the provisions of this Lease and such rules and regulations, as changed, the provisions of this Lease shall control. The Rules and Regulations, as changed in accordance with this Section from time to time, are hereinafter called the "Rules and Regulations".

                      Landlord agrees that it shall (i) not discriminate against Tenant in enforcing the Rules and Regulations, (ii) not unreasonably withhold or delay its consent from Tenant for any approval required under the Rules and Regulations,
                      (iii) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations, and
                      (iv) enforce the Rules and Regulations against other Tenants in the Project in an equitable manner.

                      Anything to the contrary notwithstanding in the Rules and Regulations, Landlord agrees that its consent shall not be unreasonably withheld or delayed with respect to (a) any signs, advertisements or notices painted or affixed on or to any windows (other than exterior windows) or doors or other parts of the Premises or any hallways or lobbies to such Premises, (b) any delivery person to the Premises, (c) any machinery of any kind (other than normal office equipment) operated by Tenant in the Premises, (d) any vending or dispensing machines of any kind which may be contained in the Premises, (e) any person or contractor not employed by Landlord which shall be used to perform janitor work, window washing, cleaning, repair, or other work in the Premises, and (f) all holiday and other temporary or special installations or Decorations which Tenant desires to install in the Premises. Landlord also agrees that Tenant shall be permitted to insert nails, hooks or screws in the walls of the Premises to hang its artwork without it being performed by Building Maintenance personnel and, subject to
                      Article 17 hereof, Tenant shall be permitted to install without Landlord's consent a card key security system in addition to other door locks in the Premises. In addition, Tenant shall not be required to purchase, at its expense, hard chair pads and use the same under all chairs which might cause damage to the carpet.

CONDEMNATION          14.  a.  TOTAL TAKING.  If the entire Buildings
                      are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), then this Lease shall terminate as of the date of the Taking and, subject to an apportionment of Basic Rental and other sums due hereunder as of the date of the Taking, no further rent shall be due hereunder.

                           b.  PARTIAL TAKING - LANDLORD'S AND TENANT'S
                      RIGHTS. If a Taking of the Premises or the Buildings prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within 30 days after the Taking. Such relocation may be for a portion of the remaining Term or the entire Term; Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Basic Rental shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                           c.  PARTIAL TAKING - LANDLORD'S RIGHTS.  If
                      any material portion, but less than all, of the Buildings becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section l4b.

                           d.  AWARD.  If any Taking occurs, then
                      Landlord shall receive the entire award or other compensation for the Land, the Buildings, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

FIRE OR               15.  a.  NOTICE OF CASUALTY.  Tenant shall give
OTHER                 immediate written notice to Landlord of any damage
CASUALTY              caused to the Premises by fire or other casualty.

                           b.  DAMAGE BY CASUALTY.  In the event that
                      the Premises or Office Portion shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises. If the Office Portion or the Premises shall (i) be destroyed or substantially damaged by a casualty not covered by Landlord's insurance; or
                      (ii) be damaged by fire, tornado or other casualty, so that rebuilding or repairs cannot, in Landlord's sole judgment, reasonably be completed within one hundred eighty (180) days after the date of such damage; or (iii) be damaged to such extent that the remaining term of this Lease is not sufficient to amortize the cost of reconstruction, then (A) Landlord may elect whether to terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Premises and (B) and Tenant may elect whether to terminate this Lease as hereinafter provided. Should either Landlord or Tenant elect to terminate this Lease it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of such casualty. If neither Landlord nor Tenant should not elect to terminate this Lease, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises. In the event of any damage or destruction to the Premises, Tenant shall, upon notice from Landlord, forthwith remove, at Tenant's sole cost and expense, such portion or all of Tenant's shelves, bins, machinery and other trade fixtures and all other property belonging to Tenant or Tenant's licensees from such portion or all of the Premises as Landlord shall request.

                           c.  LIMIT ON LANDLORD'S OBLIGATION.
                      Landlords' obligation to rebuild and repair under this Article 15 shall in any event be limited to restoring that portion of the Work that Landlord was initially obligated to perform under this Lease to substantially the condition in which the same existed prior to the casualty, and shall be further limited to the extent of the insurance proceeds available to Landlord for such restoration, and Tenant agrees that promptly after completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures and equipment and other items of the Work that Tenant was obligated to perform under this Lease to substantially the condition in which the same existed prior to the fire or other casualty.

                           d.  TENANT'S BUSINESS OPERATION.  Tenant
                      agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent reasonably practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Basic Rental shall abate pro rata to the extent that, and so long as, any portion of the Premises is not reasonably usable to such extent as may be fair and reasonable under the circumstances, however, there shall be no abatement of the other charges provided for herein.

                           e.  TERMINATION RIGHTS.  Notwithstanding
                      anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
                      (15) days after such requirement is made by any such holder whereupon all rights and obligations hereunder shall cease and terminate.

                           f.  RELEASE OF LIABILITY.  Each of Landlord
                      and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, EVEN IF SUCH LOSS OR DAMAGE SHALL HAVE BEEN CAUSED BY THE FAULT OR NEGLIGENCE OF THE OTHER PARTY, OR ANYONE FOR WHOM SUCH PARTY MAY BE RESPONSIBLE, INCLUDING ANY OTHER TENANTS OR OCCUPANTS OF THE DEVELOPMENT; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

TAXES 16. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF             17.  a.  Each of the following occurrences shall
DEFAULT               constitute an event of default by Tenant (each an
                      "TENANT EVENT OF DEFAULT":

                               (i)  Tenant's failure to pay Rent, or any
                      other sums due from Tenant to Landlord under the Lease, when due, provided, however, no more than twice in any calendar year, Tenant shall be entitled to ten (10) days prior written notice of such failure before such failure shall be deemed a default;

                              (ii)  Tenant's failure to perform, comply
                      with, or observe any other agreement or obligation of Tenant under this Lease within twenty (20) days of written notice thereof from Landlord; provided, however, in the event the same cannot be cured with said twenty-day period, then the efforts to cure shall have been commenced within said twenty-day period and thereafter diligently prosecuted;

                              (iii) The filing of a petition by or against
                      Tenant (A) in any bankruptcy or other insolvency proceeding; (B) seeking any relief under any state or federal debtor relief law; (D) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (D) for the reorganization or modification of Tenant's capital structure;

                              (iv)  The admission by Tenant that it cannot
                      meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; and

                              (v)   Tenant shall abandon, desert or vacate
                      40% or more of the Premises for twelve (12) or more consecutive months.

REMEDIES;                  b.  Upon any Tenant Event of Default,
PAYMENT BY            Landlord may, in addition to all other rights and
TENANT;               remedies afforded Landlord hereunder or by law or
NON-WAIVER            equity, take any of the following actions:

                               (i)   Terminate this Lease by giving Tenant
                      written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all Rent accrued hereunder through the date of termination,
                      (B) all amounts due under Section 17(c), and
                      (C) an amount equal to (x) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "money rates" minus (y) the then present fair rental value of the Premises for such period, similarly discounted; or

                              (ii) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 17(c), and (C) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Buildings. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term;
                      rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 17b(ii).
                      If Landlord elects to proceed under this
                      Section 17b(ii), it may at any time elect to terminate this Lease under Section 17b(i).

                              (iii) The other terms and provisions of this
                      Section 17(b) to the contrary notwithstanding, in the case of an Event of Default under
                      Section 17(a)(v) hereof, provided that Tenant has given Landlord at least thirty (30) days prior written notice of its anticipated default under such Section 17(a)(v), Landlord's remedies shall be limited to the following:

                                     (A) Upon thirty (30) days prior written
                              notice to Tenant, retake the portion of the Premises abandoned, vacated or deserted by Tenant in which event Tenant's obligations under this Lease as to such portion of the Premises including its obligations to pay
                              Rent shall terminate as of the end of said thirty (30) day period as to the portion of the Premises retaken by Landlord; or

                                     (B) Upon thirty (30) days prior written
                              notice to Tenant (the "Termination Notice"), retake all of the Premises; provided, however, Tenant shall have six (6) months from the date of receipt of such Termination Notice to vacate the portion of the Premises which it continues to occupy as of the date of the Termination Notice; provided, further, Tenant's obligations under this Lease including its obligation to pay Rent shall terminate as follows: (x) as to the portion which has been vacated by Tenant at the time of the Termination Notice, at the end of the thirty (30) day notice period, and (y) as to the portion occupied by Tenant at the time of the Termination Notice, six (6) months after the date of receipt of the Termination
                              Notice.

                      Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

                              c. Upon any Tenant Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property,
                      (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and
                      (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Tenant Event of Default.

                              d. Landlord's acceptance of Rent following
                      a Tenant Event of Default shall not waive
                      Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

REMEDIES OF           18.  If Landlord shall default in the performance
TENANT UPON           of any of Landlord's obligations hereunder, then
DEFAULT BY            Tenant shall be entitled to any remedies that
LANDLORD              Tenant may have at law or in equity.  Further, to
                      the extent that Landlord shall default in the performance of any of Landlord's obligations hereunder and such default continues for a period of thirty (30) days after written notice by Tenant has been received by Landlord (provided, no such Event of Default shall exist if (i) such default cannot be cured within such thirty (30) days, and
                      (ii) Landlord commences curing such failure within such thirty (30) days and thereafter diligently pursues remedy of such failure), then Tenant may perform the obligations as Landlord's agent. The payment of the costs and expenses incurred by Tenant (including attorney's fees) shall be paid by Landlord to Tenant with interest thereon at the lesser of the "Prime Rate" plus 2% or the maximum legal rate. In the case of any payment due Tenant under this Lease, if Landlord shall fail to make the payment within thirty (30) days after written demand therefore, Tenant shall have the right to deduct the amount due, including interest thereon at the lesser of the Prime Rate plus 2% or the maximum legal rate, without liability for forfeiture as an offset against Basic Rental then due or thereafter becoming due. The foregoing notwithstanding, Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's
                      Mortgagee an opportunity to perform Landlord's obligations hereunder within fifteen (15) days after expiration of the thirty (30) day period afforded Landlord to cure the default; provided, no such event of default shall exist if (i) such default cannot be cured within such fifteen (15) days and (ii) Landlord's Mortgagee commences curing such failure within such fifteen (15) days and thereafter diligently pursues remedy of such failure.

COMPLIANCE            19.  a.  TENANT'S COMPLIANCE WITH LAWS.  Tenant,
WITH LAWS             at its expense, shall comply with all applicable
                      laws, rules, orders, ordinances, regulations and other requirements, present or future
                      (collectively "Applicable Laws"), affecting the
                      Premises that are promulgated by any governmental authority or agency having jurisdiction over the Premises, including, without limitation, all requirements of the Americans with Disabilities
                      Act of 1990 (Pub.  L. 101-336, 104 Stat. 327, 42
                      U.S.C. 12101-12213 and 47 U.S.C. 225 and 611 (the
                      "ADA") and the rules and regulations thereunder, in effect from time to time. In addition, Tenant, at its expense, shall comply with any requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building to the extent that the same shall affect or be applicable to
                      (i) Tenant's manner of use of the Premises other than for general office purposes (as opposed to its mere use thereof), (ii) alterations and improvements made by Tenant to the Premises and path of travel to the altered areas of the Premises under Tenant's authority or (iii) a breach by Tenant of its obligations under this Lease. Tenant shall not at any time use or occupy the Premises in violation of the Certificate of Occupancy for the Building; provided that the Certificate of Occupancy shall permit the use of the Premises contemplated by this Lease. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs or capital improvements unless necessitated by reason of a particular use by Tenant of the Premises other than as general offices. Anything to the contrary notwithstanding, Landlord shall be responsible for compliance with the requirements of the ADA with respect to any bathrooms for the Premises on a multi-tenant floor (including, as of the date of execution of this Lease, the 16th floor). TENANT
                      SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS
                      LANDLORD AND ITS AGENTS FROM AND AGAINST ALL
                      CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION,
                      SUITS, JUDGEMENTS AND EXPENSES (INCLUDING
                      REASONABLE ATTORNEY'S FEES) FOR ANY LOSS ARISING
                      FROM OR IN CONNECTION WITH ALTERATIONS AND
                      IMPROVEMENTS MADE BY TENANT TO THE PREMISES AND
                      THE PATH OF TRAVEL TO THE ALTERED AREAS OF THE
                      PREMISES UNDER TENANT'S AUTHORITY (OTHER THAN WITH
                      RESPECT TO BATHROOMS ON MULTI-TENANT FLOORS) IN
                      ORDER TO COMPLY WITH THE REQUIREMENTS OF THE ADA
                      AND THE RULES AND REGULATIONS THEREUNDER IN EFFECT
                      FROM TIME TO TIME.

                           b.  LANDLORD'S COMPLIANCE WITH LAWS.
                      Landlord shall be responsible for complying with all Applicable Laws affecting the design, construction and operation of the Building (including the Premises to the extent Tenant is not required to comply therewith pursuant to
                      Section 19A) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder, including, without limitation, all requirements of the ADA and the rules and regulations issued thereunder, in effect from time to time, with respect to alterations and improvements to the Common Areas and facilities of the Building and the path of travel to the altered areas of the Common Areas and facilities and, with respect to alterations and improvements required because the Common Areas and facilities of the Building are a place of public accommodation (as such term is defined in the ADA). Without limiting the foregoing, Landlord shall comply, or cause the Building to comply, with all present and future energy conservation and fire and safety laws, regulations and codes. Landlord shall not unreasonably interfere with the conduct of Tenant's business in complying with the requirements of this Section. LANDLORD SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS TENANT AND ITS AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGEMENTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY'S
                      FEES) FOR ANY LOSS ARISING FROM OR IN CONNECTION WITH THE LANDLORD'S WORK OR ALTERATIONS AND IMPROVEMENTS MADE BY OR ON BEHALF OF LANDLORD TO THE COMMON AREAS AND FACILITIES OF THE BUILDING AND THE PATH OF TRAVEL TO THE ALTERED AREAS OF THE COMMON AREAS AND FACILITIES AND, WITH RESPECT TO ALTERATIONS AND IMPROVEMENTS REQUIRED BECAUSE THE COMMON AREAS AND FACILITIES OF THE BUILDING ARE A PLACE OF PUBLIC ACCOMMODATION (AS SUCH TERM IS DEFINED IN THE ADA).

                           c. RIGHT TO CONTEST APPLICABLE LAWS. Either party hereto may, at its expense (and, if necessary, in the name of, but without expense to, the other party) contest, by appropriate proceedings diligently prosecuted, the validity or applicability to the Premises or the Building of any Applicable Law and may postpone its compliance therewith until the contest shall be decided; provided that such party shall provide the other party with security reasonably necessary to prevent the other party from incurring any civil or criminal liability or losing any of the other party's interest in the Premises, the Land or the Building.

HAZARDOUS             20.     HAZARDOUS SUBSTANCES.  (a) Landlord and
SUBSTANCES            Tenant acknowledge that there is asbestos-containing
                      material ("ACMII) in the Building and that Landlord has implemented an Operations and Maintenance program to manage the condition of such ACM in the Building in a controlled manner to reduce the likelihood of disturbance. Such Operations and Maintenance program is in accordance with an operations and maintenance program manual ("OMP Manual") , a copy of which has been delivered to Tenant, prepared by Law Engineering Inc. Landlord has also developed a Hazardous Communication Program ("Safety
                      Manual"), a copy of which has been delivered to Tenant, to inform tenants in the Building of the presence of any Hazardous Substances (as hereinafter defined) in the Building. Upon reasonable prior notice to Landlord, Tenant may (i) inspect any records and files maintained by Landlord relating to the OMP Manual or the Safety Manual and (ii) discuss the implementation of the OMP Manual or the Safety Manual with an authorized representative of Landlord.

                              b.     Landlord represents that, to its
                      knowledge without any independent investigation or due diligence, other than as disclosed in the OMP
                      Manual and the Safety Manual and other than with respect to ordinary office products used in the Project in compliance with applicable Hazardous Substance Laws (as herein after defined) and stored in the usual and customary manner and quantities, Landlord has not received any unresolved, written notice of any violation of any Hazardous Substance Laws. Landlord makes no representation or warranty concerning the operations or activities of other tenants or occupants of the Building.

                              c.     Tenant represents, warrants and
                      covenants that (i) Tenant's operations in, on or under the Building shall be in compliance with all applicable Hazardous Substance Laws, (ii) Tenant shall not bring in the Building any Hazardous
                      Substances or permit to remain in the Building any Hazardous Substances brought in by Tenant, except ordinary office products used on the Premises in compliance with applicable Hazardous Substance
                      Laws and stored in the usual and customary manner and quantities, (iii) Tenant and its agents, contractors and employees shall adhere to any restrictions on the use, renovation or alteration of the Premises identified in the OMP Manual or the Safety Manual, (iv) Tenant shall immediately give Landlord written notice (I) of any breach of this Section 25. 01 (c) , (II) upon learning of the presence or release by Tenant of any Hazardous Substances in, on, under or about the Building
                      (other than in compliance with this Section 25.01(c)), or (III) upon receiving any notices from governmental authorities pertaining to Hazardous Substances which are brought in the Building by Tenant or, if brought in the Building by Tenant, are permitted to remain in the Building by Tenant, and (v) at Landlord's reasonable prior written request and during hours which are not Normal Business Hours, Tenant shall provide Landlord or its agents with access to the Premises to conduct such inspections and undertake such sampling and testing activities, at Landlord's cost, as Landlord deems necessary or desirable to determine whether
                      Tenant is in compliance with this provision; provided, Landlord at its cost shall repair and restore any damage to the Premises caused by such inspection, sampling and testing activities.

                              d.     In the event any cleanup, repair,
                      detoxification or similar action is required by any governmental or quasi-governmental agency as a result of the storage, release or disposal of Hazardous Substances by Landlord, its agents, employees or contractors, at any time, or by any prior owner, possessor or operator of any part of the Project and such action requires that Tenant be closed for business or access be denied, then
                      (A) Landlord shall provide, at Tenant's option, satisfactory alternative space (if such space is reasonably available) for Tenant during the course of the removal or encapsulation of the Hazardous Substance or the implementation of the operation and maintenance program at no cost whatsoever to Tenant other than the Basic Rental and other payments provided for under this Lease; or (B) the Basic Rental and other payments for the Premises will abate entirely during the period that Tenant's business is closed for business or Tenant's access to the Premises is denied. In the event Landlord fails after thirty (30) days' written notice from Tenant to initiate and pursue with due diligence in a timely manner a response to the presence of any Hazardous Substance at the Project as required hereunder, Tenant may terminate this Lease.

                              e. During the term and at the termination of this Lease, Tenant, at its sole cost and expense, shall cleanup, remove, remediate and repair if required by any governmental or quasi governmental agency and in conformance with the requirements of applicable Hazardous Substance
                      Laws any soil and groundwater contamination or other damage caused by the presence or release of any Hazardous Substances in, on, under or about the Building during the term of this Lease as a result 'of the acts or omissions of Tenant or its agents, contractors, employees or invitees.

                              f. As used herein, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States
                      Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA or any flammable substances, explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, pollutants, pollution or related materials which are covered by, or regulated under, any Federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material or pertaining to the protection of human health or the environment, as now or at any time hereafter in effect, including, but not limited to, substances defined as "hazardous substances", "hazardous materials",, or "toxic substances" in the Comprehensive
                      Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et sec.; the Hazardous Materials Transportation Act,
                      42 U.S.C. Section 1801 et sec.; the Resource
                      Conservation and Recovery Act, 42 U.S.C. Section
                      6901 et sec.; and those substances defined as hazardous, toxic, hazardous wastes, toxic wastes, or as hazardous or toxic substances by any law or statute now or after this date in effect in Texas; and in the regulations adopted and publications promulgated pursuant to those laws (all collectively "Hazardous Substance Laws").

SURRENDER OF          2l.     No act by Landlord shall be deemed an
PREMISES              acceptance of a surrender of the Premises, and no
                      agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, equipment, and furniture placed in the Premises by Tenant (but Tenant shall not remove any such item which is attached to the plumbing located in the Premises or which was paid for, in whole or in part, by Landlord), and shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 2l shall survive the end of the Term.

HOLDING OVER          22.     If Tenant fails to vacate the Premises at the
                      end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing rental rate in the Buildings for similar space.

CERTAIN               23.  Provided that the exercise of such rights
RIGHTS                does not unreasonably interfere with Tenant's
RESERVED BY           occupancy of the Premises, Landlord shall have the
LANDLORD              following rights:

                              a.     To decorate and to make inspections,
                      repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Buildings, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Buildings; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Buildings;

                              b.     To take such reasonable measures as
                      Landlord deems advisable for the security of the Buildings and their occupants, including without limitation searching all persons entering or leaving the Buildings; evacuating the Buildings for cause, suspected cause, or for drill purposes; temporarily denying access to the Buildings; and closing the Buildings after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Buildings are closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Buildings, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Buildings;

                              c.     To change the name by which the
                      Buildings are or the Development is designated; provided, however, Landlord shall not change the name of the North Tower to that of a specialty finance company which is a competitor of Tenant or a tenant of the North Tower less than 275,000 square feet;

                              d. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants; and

                              e. Landlord reserves the right at any time to make alterations, modifications, reductions, expansions or additions to the Development, including but not limited to the following: add or remove buildings, structures or common areas; acquire additional land or convey any portion of the land; change the address or designation of the Premises or the Buildings in which the Premises are located; convert common areas into leasable areas; provided, however, that no such changes shall materially alter the size of the Premises or deny reasonable ingress to and egress from the Premises.

LANDLORD'S            24.     In addition to the statutory landlord's lien,
LIEN                  Tenant grants to Landlord, to secure performance
                      of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Premises which was acquired by Tenant with funds provided by Landlord through the Tenant Allowance and the Refurbishment
                      Allowance, and all proceeds therefrom (the
                      "COLLATERAL"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of a Tenant
                      Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State of Texas (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition.
                      Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

MISCELLANEOUS         25.  a.  LANDLORD TRANSFER.  Landlord may transfer,
                      in whole or in part, the Buildings and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder; provided, however, that (i) Landlord's transferee must first assume in writing (a copy of which must be delivered to Tenant) all obligations of Landlord under this Lease, and
                      (ii) Landlord shall remain liable for all obligations under this Lease arising or relating to the period preceding such transfer.

                              b. LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Buildings and the Development, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                              c. FORCE MAJEURE. Other than for Tenant's monetary obligations under this Lease, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                              d.     BROKERAGE.  Landlord and Tenant each
                      warrant to the other that it has not dealt with any broker or agent except for Cushman & Wakefield of Texas, Inc. and Prime Group Management of
                      Texas, Inc., in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                              e.     ESTOPPEL CERTIFICATES.  From time to
                      time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                              f.     NOTICES.  All notices and other
                      communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                              g.     SEVERABILITY.  If any clause or
                      provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                              h.     AMENDMENTS; AND BINDING EFFECT.  This
                      Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                              i.     QUIET ENJOYMENT.  Provided Tenant has
                      performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                              j.     CAPTIONS.  The captions contained in
                      this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                              k. NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                              l. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                              m. EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

                              Exhibit A - Outline of Premises
                              Exhibit B - Building Rules and Regulations
                              Exhibit C - Operating Expense Escalator
                              Exhibit D - Tenant Finish Work:  Allowance
                              Exhibit E - Basic Rental Schedule
                              Exhibit F - Office Signage Criteria
                              Exhibit G - Parking
                              Exhibit H - Building General Security Program
                              Exhibit I - Early Occupancy
                              Exhibit J - Lease Buyout Allowance
                              Exhibit K - Expansion Options
                              Exhibit L - Right of Refusal
                              Exhibit M - Right of Refusal Space
                              Exhibit N - Rooftop Communications
                              Exhibit O - Renewal Options
                              Exhibit P - Market Rate
                              Exhibit Q - Comparable Buildings
                              Exhibit R - Refurbishment Allowance
                              Exhibit S - Termination Option
                              Exhibit T - Storage Space
                              Exhibit U - Janitorial Specifications

                              o. WAIVER. TO THE FULLEST EXTENT ALLOWED BY LAW, (A) LANDLORD AND TENANT EXPRESSLY
                      ACKNOWLEDGE AND AGREE THAT LANDLORD IS NOT MAKING
                      AND HAS NOT MADE ANY IMPLIED WARRANTY HEREUNDER (INCLUDING, WITHOUT LIMITATION, THAT THE PREMISES
                      ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE), (B) EXCEPT AS OTHERWISE EXPRESSLY
                      PROVIDED HEREIN, LANDLORD AND TENANT AGREE THAT TENANT'S OBLIGATIONS TO ABIDE BY THE TERMS AND PROVISIONS HEREOF (INCLUDING WITHOUT LIMITATION TENANT'S OBLIGATION TO PAY RENT HEREUNDER) ARE NOT

                      DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND (C) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT AGREES TO COMPLY WITH THE TERMS AND PROVISIONS HEREOF (INCLUDING WITHOUT LIMITATION TENANT'S OBLIGATION TO PAY RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION) NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. IN NO EVENT, HOWEVER, SHALL THE FOREGOING PROVISIONS OF THIS PARAGRAPH BE CONSTRUED TO RELIEVE LANDLORD OF ITS OBLIGATIONS EXPRESSLY SET FORTH HEREIN.

DATED as of the date first above written.

LANDLORD                                     TENANT

K-P PLAZA LIMITED PARTNERSHIP,               AMRESCO, INC.
a Texas limited partnership                  a Delaware corporation

By:    Prime Property Management of
       Texas, Ltd., Agent

By:  Prime Group Management of
       Texas, Inc.,
       its General Partner

By:  /s/ R. GREGG CHILTON                    By:  /s/ R.D. ????????????
     ------------------------------               ------------------------------
         R. Gregg Chilton                             Its: President
         Its: Vice President

                                  EXHIBIT A

                             Outline of Premises

                       [To be provided at a later date]

                                      EXHIBIT B
                                        OFFICE
                            BUILDING RULES AND REGULATIONS



               The following rules and regulations shall apply to the Premises, the Buildings, the parking garage associated therewith, the Land and the appurtenances thereto except as otherwise expressly provided otherwise:

               1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Buildings.

               2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Actual damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

               3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Buildings without the prior written consent of Landlord.

               4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

               5. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Buildings entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

               6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Buildings so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Buildings caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Buildings, shall be repaired at the expense of such tenant.

               7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

               8. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

               9. To ensure orderly operation of the Buildings, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

               10. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Buildings or otherwise interfere in any way with other tenants or persons having business with them.

               11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Buildings any inflammable or explosive fluid or substance.

               12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

               13. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, except Tenant may maintain vending units in the Premises for food and beverages for exclusive use of Tenant's employees and invitees.

               14. All mail chutes located in the Buildings shall be available for use by Landlord and all tenants of the Buildings according to the rules of the United States Postal Service.

               15. Except as may otherwise be expressly provided in Exhibit D hereof, Tenants shall refer all contractors, contractor's representatives and installation technicians rendering any service in connection with the leased premises or the Buildings to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Buildings including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portions of the Buildings.

               16. Tenants shall, before leaving their Premises, close and lock all outside doors and shut off all utilities.

               17. Tenants shall give Landlord prompt notice of all accidents or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

               18. Canvassing, soliciting, and peddling in the Buildings, Development, or on the sidewalks or driveways providing ingress and egress thereto is prohibited.

               19. There shall not be used in any space, or in the common areas of the Buildings or the Development, either by any tenant or by jobbers or others employed by any tenant, any hand trucks, except those equipped with rubber tires or the like.

               20. Tenants shall not permit any portion of their leased premises to be used for the sale of food, drink, or tobacco, for the sale or consumption of alcoholic beverages or illicit drugs, for a barber or manicure shop or for retail sales to the general public, nor shall any tenant use or occupy the Premises in a manner which would or could have an adverse impact on the reputation of the Buildings or the Development.

               21. No person or contractor not employed by Landlord shall be used to perform janitor work, window washing, cleaning, repair or other work in the Premises without Landlord's prior written consent. Landlord's janitors shall not be hindered in the performance of their duties by tenants or their agents, servants, employees or invitees.

               22. Tenants shall make independent arrangements to dispose of all crates which will not fit into office wastepaper baskets.

               23. Tenants shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects.

               24. If any tenant employs laborers or others outside of the building, tenant shall not have such employees paid in the Buildings or in the Development.

               25. It is the express obligation of the Tenant to inform in a timely manner each of its employees, agents, invitees or guests of the Rules and Regulations of the Buildings and to cause such parties to comply therewith.

               26. All holiday and other temporary or special installations or decorations which tenants desire to install in the Premises must be first approved by Landlord and must be flame retardant.

               27. Unauthorized entry to mechanical or electrical rooms within the Buildings or the Development by tenants or their agents, invitees or contractors is prohibited.

               28. Tenants shall not connect to or otherwise interfere with or affect in any manner the emergency public address system or any other safety system or device within the Buildings or the Development.

               29. Normal building operation hours are 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m.
       on Saturday (the "Normal Business Hours").

                                      EXHIBIT C
                                       OFFICE
                            OPERATING EXPENSE ESCALATOR


               (a) Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Buildings over the Expense Stop set forth in the Basic Lease Information. Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, coincident with Tenant's payment of Basic Rental, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant; however, Landlord may not re-estimate such Excess more than once per calendar year after Landlord initially estimates the Excess due for such year. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph (c) of this Exhibit when actual Basic Cost is available for each calendar year.

               (b) For the purposes of this Exhibit, the term "BASIC COST" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, maintenance, and management of the Plaza of the Americas to the extent same are apportioned to the Office Portion by Landlord, in its sole discretion, including but not limited to the following:

                   (i) Legal expenses, management fees and costs, including without limitation, wages and salaries and other compensation (including taxes, insurance and benefits relating thereto) of all employees engaged in the operation, repair, replacement, management, maintenance, and security of the Plaza of the Americas, and central accounting costs applicable to the Plaza of the Americas; however, in no event shall the management fee exceed those typically paid to other managers of other class A buildings in the CBD which are not affiliated with the owners thereof;

                  (ii) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Plaza of the Americas;

                 (iii) Annual cost of all capital improvements made to the Plaza of the Americas which although capital in nature can reasonably be expected to reduce the normal operating costs of the Plaza of the Americas but only to the extent of any actual reductions, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion
       (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

                  (iv) Cost of all utilities, other than Electrical Costs and the cost of utilities actually reimbursed to Landlord or paid directly by tenants (including Tenant under Section 4c. of this Lease);

                   (v) Cost of any insurance or insurance related expense applicable to any or all of the entire Plaza of the Americas including, but not limited to, the cost of self insurance reserves, loss of rents coverage, fidelity bonds, worker's compensation insurance and property, casualty and liability insurance covering Landlord, its agents and employees, and covering Landlord's personal property used in connection with the operation of the Plaza of the Americas;

                  (vi) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Plaza of the Americas (or its operation), and the grounds, parking areas, driveways, and alleys around the Buildings, excluding, however, federal and state taxes on income, (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Development, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Development, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term
       "Taxes" for the purposes hereof;

                 (vii) Cost of repairs, replacements, and general maintenance of the Plaza of the Americas, including the cost of replacing any landscaping; excluding alterations attributable solely to tenants of the Buildings other than Tenant;

                (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Plaza of the Americas and equipment therein (including, without limitation, alarm service, window cleaning, and elevator maintenance); and

                  (ix) Landlord's cost of operating, insuring, maintaining and repairing the parking garage for the Plaza of the Americas to the extent not otherwise covered by receipts generated by fees charged for the use of said parking garage.

       These are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Plaza of the Americas, (except for capital improvements described in subparagraph (iii) above and items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like , as opposed to costs for renovation of common areas or other portions of the Building); (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Plaza of the Americas other than Tenant; (3) for renovating or otherwise improving space for occupants of the Plaza of the Americas or vacant space in the Plaza of the Americas; and

       (4) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Buildings;
       (5) any direct costs associated with a sale or refinancing of the Buildings; (6) for interest, amortization or other payments on loans to Landlord; (7) for depreciation of the Building; (8) for leasing commissions; (9) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (10) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (11) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (12) for which Landlord is entitled to be reimbursed by tenants of the Building other than pursuant to provisions similar to Section 4(c) of this Lease and this Exhibit; (13) for advertising and promotional expenses; (14) incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building; (15) for all items and services for which Tenant reimburses Landlord outside of Basic Cost or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement; (16) for repairs resulting from any defect in the original design or construction of the Building or the Building equipment;
       (17) for installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, or athletic or recreational club; (18) for salaries of officers and executives of Landlord other than the building manager, (19) of any work, or service performed for any tenant of the Building to a materially greater extent or in a materially more favorable manner than that furnished or offered generally to the tenants and other occupants (including Tenant); and, without limiting the generality of the foregoing, this exclusion shall be deemed to include the cost of HVAC provided in excess of building standard air conditioning; (20) of any work or service performed for any facility other than the Building; (21) of any item, which under generally accepted accounting principles, is not properly classified as an expense, except as provided in subparagraph (C) and clause (1) above;
       (22) of any repair in accordance with any casualty provision in excess of the deductible amounts under the insurance maintained therefor or of any repair under any condemnation provision of this Lease; (23) for rental under any ground lease or other underlying lease; (24) for payments to any person or entity related to Landlord which are in excess of the amount which would have been paid in the absence of such relationship; (25) for lease payments for rented equipment, the cost of which equipment would not constitute an expense under generally accepted accounting principles consistently applied if the equipment were purchased; (26) for any expenses for repairs or maintenance which were covered by warranties in service contracts; (27) for Electrical Costs.

               (c) The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall, at its option, either (i) apply such excess against Basic Rental or other amounts due hereunder or (ii) reimburse Tenant such excess. If Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency upon demand.

               (d) With respect to any calendar year or partial calendar year in which the Buildings are not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Buildings been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

               (e) Notwithstanding the above provisions of this Exhibit C, for purposes of determining Tenant's share of Excess, Controllable Expenses (hereinafter defined) are deemed not to increase (cumulatively) by more than 7% per calendar year. Controllable Expenses are all Basic Cost except expenses incurred for ad valorem taxes and assessments, utilities, and insurance premiums. Examples of this foregoing limitation on increases in Controllable Expenses for the purpose of determining Tenant's share of Excess for the calendar years beginning January 1, 1997 are as follows:


- ------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------
                                           MAXIMUM                CUMULATIVE %
                        ASSUMED          CUMULATIVE %             INCREASE IN
                      CUMULATIVE %          CAPS ON               CONTROLLABLE
                      INCREASE IN        INCREASES IN             EXPENSES OVER
                      CONTROLLABLE       CONTROLLABLE          EXPENSE STOP USED
                     EXPENSES OVER       EXPENSES OVER           IN CALCULATING
 CALENDAR YEAR        EXPENSE STOP       EXPENSE STOP             BASIC COST
- ------------------------------------------------------------------------------------

Example No. 1
- ------------------------------------------------------------------------------------

1997                     6%                   7%                        6%
- ------------------------------------------------------------------------------------

1998                    16%                  14%                       14%
- ------------------------------------------------------------------------------------

1999                    19%                  21%                       19%
- ------------------------------------------------------------------------------------

Example No. 2
- ------------------------------------------------------------------------------------

1997                     9%                   7%                        7%
- ------------------------------------------------------------------------------------

1998                    17%                  14%                       14%
- ------------------------------------------------------------------------------------

1999                    24%                  21%                       21%
- ------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------

       (f) The payment of any Excess or any Electrical Costs by Tenant shall not preclude it from questioning the correctness of any Annual Cost Statement which shall set forth Electrical Costs as well as Basic Costs as set forth in this EXHIBIT C. Tenant and its authorized representatives, through an independent accounting firm meeting the qualifications described below and using generally accepted accounting principles, shall have the right to audit Landlord's records with respect to Basic Costs and Electrical Costs for one (1) year after receipt of the Annual
Cost Statement for each Escalation Year or as set forth in
Section 4d as the Electrical Costs. If Tenant does not do so within such periods, the Annual Cost Statement shall constitute a final determination as between Landlord and Tenant of Basic Cost for such Escalation Year and for Electrical Costs to which the Annual Cost Statement relates and shall be conclusive and binding upon Landlord and Tenant. To facilitate an audit by Tenant, Landlord shall keep its books and records applicable to the Basic Cost and Electrical Costs available to Tenant. Landlord shall keep its books and records for Tenant to audit pursuant to this provision notwithstanding the termination of this Lease. If an audit reveals that Landlord's statement of Basic Cost and Electrical Costs included in the Annual Cost Statement for an Escalation Year was more than one hundred five percent (105%) of Landlord's actual Basic Cost and Electrical Costs for that year, then in addition to amounts owed to Tenant under other provisions of this Lease, Landlord shall reimburse Tenant for the actual costs of such audit. Otherwise, the expenses of the audit shall be borne by Tenant. The independent accounting firm shall be not then currently engaged otherwise by Landlord or Tenant, shall be selected by Tenant and approved by Landlord, shall be hired on a noncontingency basis and shall have at least ten (10) years' experience in auditing the operating statements of properties that are similar in character to the Building. The determination of the independent accountant, which shall be made and rendered to the parties within thirty (30) days after the appointment of the independent accountant, shall be final and conclusive upon the parties. All information derived from each such audit shall be kept confidential by Tenant (but Tenant shall be entitled to disclose such information when required by law).

                                      EXHIBIT D
                           TENANT FINISH WORK: ALLOWANCE



       Except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date on which the Lease is entered.

       The Premises are currently vacant. From and after the date this Lease has been executed by and is fully binding on all parties hereto, Tenant shall have the right to commence demolition of the current improvements on floors other than the 22nd, 16th and 17th and shall have full access to the Premises during Normal Business Hours. Tenant shall have the right to commence demolition of current improvements on floor 16 to the extent that Tenant has committed to include portions thereof in the Premises.

       Tenant shall, no later than May 15, 1996, submit to Landlord, for Landlord's approval, complete architectural and engineering working drawings and complete plans and specifications showing the proposed subdivision, layout and finish of the Premises to be performed by Tenant as desired by Tenant (such work shown on such working drawings which have been approved by Landlord as provided in this Exhibit D being hereinafter referred to as the "Work"), and in order to facilitate the review of the Work shown on such working drawing and specification, Tenant shall also provide Landlord a construction schedule and construction budget. The working drawings and specifications to be submitted to Landlord as aforesaid shall be prepared by Tenant's architect, JPJ Architects, or by any competent architect licensed in the State of Texas reasonably satisfactory to Landlord, who shall be engaged by the Tenant and who, at the Tenant's expense, shall furnish all architectural and engineering services necessary for the preparation of said working drawings and specifications and in connection with securing the aforesaid approval thereof by Landlord and with the securing by Tenant of such approvals as by reason of the nature of the Work shown on said working drawings and specifications may be required by any governmental authority.

       Landlord shall notify Tenant of its approval or disapproval of the working drawings and plans and specifications submitted by Tenant within seven (7) business days after the receipt by Landlord of the construction schedule, construction budget and the working drawings and plans and specifications. If Landlord shall not approve the working drawings or plans and specifications as submitted by Tenant, which approval shall not be unreasonably withheld, Landlord shall notify Tenant thereof and of the particulars of such revisions therein as are required by Landlord for the purpose of obtaining its said approval. As promptly as possible after being so informed by Landlord, Tenant shall submit to Landlord for Landlord's approval, working drawings and plans and specifications, incorporating such revisions or incorporating such modifications thereof as are suggested by Tenant and approved by Landlord (said working drawings and plans and specifications, as approved, being herein called the "Working Drawings").

       After approval by Landlord of the Working Drawings, Tenant, through a contractor or contractors (which contractor or contractors must carry appropriate insurance and must be approved by Landlord in writing, such approval not to be unreasonably withheld or delayed except that Hale & Associates shall be used as the electrical contractor so long as it is competitively priced), at its sole cost and expense, but subject to the provisions in this Exhibit D, shall promptly commence, and shall pursue with due diligence until completion all the Work shown on the Working Drawings which have been approved by Landlord as provided in this Exhibit D and is Tenant's responsibility under this Lease during Normal Business Hours as defined in Exhibit B, except that portion of the Work that Landlord reasonably requires to be performed during non-business hours, it being expressly understood that demolition on floors, 16, 17 and 22 shall take place during non-business hours. Tenant shall use the contractors selected by it and approved by Landlord in connection with the performance of all electrical and mechanical work to be performed in the Premises as a portion of the Work and may use its own construction manager to oversee the design and construction of such Work. Landlord shall furnish water, electricity, HVAC and any other utilities and adequate elevator service to the Premises and shall furnish use of the loading docks during the performance of any Work without charge to Tenant during Normal Business Hours, and upon prior reasonable notice to Landlord, during non-business hours. Landlord and/or its affiliates shall not charge a construction management fee to Tenant.

       Landlord shall allow Tenant an allowance (the "Tenant Allowance") in the amount of twenty-seven dollars and twenty-five cents ($27.25) per square foot of rentable area of the Premises (excluding the Storage Space). Such amount shall be applied against architectural and engineering fees and expenses incurred by Tenant in connection with the Work, including any amounts due or paid by Landlord to JPJ Architects for services rendered regarding any initial architectural "fit studies" or other preliminary planning services for the Development, the costs of labor and materials incurred by Tenant in having the Work done, the cost of any auxiliary air conditioning units, permit and filing fees, and any moving costs. Such Tenant Allowance shall be adjusted if Tenant exercises its right pursuant to Section 2 hereof to add or contract the square footage of the Premises prior to commencement of Work.

       Tenant shall be entitled to request that Landlord advance up to an additional Two Dollars ($2.00) per square foot of rentable area of the Premises (the "Additional Allowance"). Such request shall be accompanied by specifications of Tenant's proposed use for the Additional Allowance. Within seven (7) business days after receipt of such request, Landlord shall notify Tenant of its approval or disapproval of the Additional Allowance, such approval not to be unreasonably withheld or denied. If Landlord approves of the Additional Allowance, the amount thereof shall be amortized over the Term commencing with the Commencement Date utilizing a 9.5% interest rate.

       With respect to the Tenant Allowance, Tenant shall submit to Landlord by the last day of each month (i) invoices from its contractors, subcontractors, materialmen or suppliers setting forth the amounts due and payable to them at the time of such invoices for Work done and the preparation of plans and specifications with respect thereto, and (ii) a certificate signed by Tenant and Tenant's architect and certifying that the Work to which such costs and expenses are attributable has been performed (such items set forth in clauses (i) and (ii), the "Work Cost Items"). Within twenty (20) days (but no earlier than the twentieth day of the succeeding month) after submission of the Tenant's Work Costs Items and unconditional lien releases from such contractors, subcontractors, materialmen and suppliers for Work done, Landlord shall pay directly to any contractor, subcontractor, materialmen or supplier of Tenant the amount set forth in the invoices up to the net amount, if any, due from Landlord to Tenant for and in respect of the Tenant Allowance; PROVIDED that Landlord agrees to hold such lien releases in escrow pending payment to such contractors, subcontractors, materialmen and suppliers. Within fifteen (15) days of payment, Landlord shall forward to Tenant copies of checks evidencing payment of all such amounts due those contractors, subcontractors, materialmen and suppliers.

       Anything to the contrary notwithstanding, Tenant may use up to fifty percent (50%) of any remaining Tenant Allowance as a credit against the payment of Basic Rental or any other sums due
Landlord under this Lease.

                                      EXHIBIT E
                               BASIC RENTAL SCHEDULE


Basic Rental for the Term of this Lease shall be as follows:



                DATE                    BASIC RENTAL
                ----                    ------------
November 1, 1996 - October 31, 1997: $ 125,279.00 per month (which is based on a $12.00 per rentable square foot Basic Rental rate)
November 1, 1997 - October 31, 1998: $ 127,889.00 per month (which is based on a $12.25 per rentable square foot Basic Rental rate)
November 1, 1998 - October 31, 1999: $ 130,499.00 per month (which is based on a $12.50 per rentable square foot Basic Rental rate)
November 1, 1999 - October 31, 2000: $ 133,109.00 per month (which is based on a $12.75 per rentable square foot Basic Rental rate)
November 1, 2000 - October 31, 2001: $ 135,719.00 per month (which is based on a $13.00 per rentable square foot Basic Rental rate)
November 1, 2001 - October 31, 2002: $ 138,329.00 per month (which is based on a $13.25 per rentable square foot Basic Rental rate)
November 1, 2002 - October 31, 2003: $ 140,939.00 per month (which is based on a $13.50 per rentable square foot Basic Rental rate)
November 1, 2003 - October 31, 2004: $ 143,549.00 per month (which is based on a $13.75 per rentable square foot Basic Rental rate)
November 1, 2004 - October 31, 2005: $ 146,159.00 per month (which is based on a $14.00 per rentable square foot Basic Rental rate)
November 1, 2005 - October 31, 2006: $ 148,769.00 per month (which is based on a $14.25 per rentable square foot Basic Rental rate)


       Basic Rental and all other charges, including Electrical Costs, shall be paid in full by Tenant in accordance with the terms of this Lease.

       This Basic Rental Schedule may be affected by other provisions contained in this Lease, including without limitation, Section 2 and Exhibit D.

                              EXHIBIT F
                       OFFICE SIGNAGE CRITERIA


       Landlord shall provide Tenant listing on the lobby directory consistent with listings provided other tenants. In addition, Tenant shall have the right to construct at its expense but with Landlord's right of reasonable approval signage on each of the floors constituting part of the Premises.

       Subject to (a) the reasonable approval of Landlord as to design, size, and location, and (b) receipt of all required permits and approvals from the City of Dallas, Tenant shall have the right to place a monument sign (20 square feet maximum per side) in front of the North Tower and two plaques on the granite facade of the North Tower, specifications and location of which being within Landlord's reasonable discretion.

                              EXHIBIT G
                                OFFICE
                               PARKING


               Tenant shall be permitted, but not obligated, to use one (1) undesignated vehicular parking spaces in the parking garage associated with the Buildings (the "PARKING GARAGE") for each 1,500 rentable square feet in the Premises, during the Term at such rates and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Garage. However, Landlord agrees to charge Tenant an initial rate of $65.00 per undesignated vehicular parking space per month, or $150.00 per designated vehicular parking space per month, for the first five years of the Term, with annual increases not to exceed 10% per year during Lease Years 6 - 10. In addition, Tenant's employees shall have the right to use, at no expense to Tenant, any undesignated vehicular parking spaces in the Parking Garage at any time after 6:00 p.m. until 7:00 a.m. business days and all day Saturday and Sunday.

               Tenant, at its sole option, but no later than the Commencement Date of this Lease, may designate all or any portion of the spaces on Floor 4 of the Parking Garage outlined on Exhibit G-2 otherwise referred to as spaces 4-17 as Tenant's designated parking spaces. Additionally, Tenant, at its sole option, at any time, may designate spaces on Floor 6 of the Parking Garage, outline on Exhibit G-3 as Tenant's designated parking spaces.

                                     EXHIBIT H
                        BUILDING GENERAL SECURITY PROGRAM




BUILDING SECURITY

     The Plaza of the Americas has 24 hours building security. These Safety/Security Officers are trained in Fire/Safety and emergency procedures and operations. All officers receive CPR training each year.

     Landlord's Security Department is comprised of a Chief of Security, a Fire/Safety Director, three shift Supervisors and sufficient officers to fill three (3) shifts. Each shift works eight (8) hours and reports directly to their Shift Supervisor. The shifts at the Plaza of the Americas are broken down as follows:

     1st Shift             7:00 a.m. -  3:30 p.m.
     2nd Shift             3:00 p.m. - 11:30 p.m.
     3rd Shift            11:00 p.m. -  7:00 a.m.

     Officers on each shift are assigned to different posts, i.e., Lobby Officer, Patrol Officer, Dockmaster. The security desk in each tower is manned 24 hours per day, 7 days per week to control building access, assist tenants and visitors, handle alarms, and monitor the Building CCTV system. The Patrol Officer is constantly patrolling the garage, atrium and building areas, making random patrols of the tenant spaces. This officer also responds to tenant requests such as locking and unlocking doors, responding to emergencies, conducting tenant escorts, jump starting tenant automobiles, etc. Each officer carries a two-way radio.

     The schedules are set up to have a minimum of five (5) Safety/Security Officers on site at any given time. During Normal Business Hours, there are seven (7) officers available including the Dockmaster and Chief of Security. Landlord feels that sufficient personnel are available to respond to tenant needs as well as assist in any emergency that may arise.

     Intercoms located in the office tower lobbies and on each level of The Plaza parking garage provide instant communication with security personnel.

     The security team can also provide free classes in first aid, CPR, personal safety, fire prevention and office/home security.

CCTV SYSTEM

     Landlord currently has forty-one (41) cameras strategically located throughout levels one and two of the complex. Thirty-two (32) of these cameras are being continually recorded. These cameras are monitored at both security desks by our Lobby Security Officers.

BUILDING ACCESS SYSTEM

     To further upgrade Landlord's building access control, Landlord has installed a state-of-the-art computer controlled Security Access Card System. All tenants must have a valid security access card for entry after Normal Business Hours. These access cards are to be used in certain after hours elevators to gain access to a tenant approved floor or floors. Security access cards are issued to persons listed in the Tenant After Hours Access List which is provided to Landlord by tenant management. Officers are not allowed to open any door for anyone who is not on this list. Tenants who do not have their access cards and whose names are present on this list will be required to produce identification and sign in before access will be granted. Tenants who are not listed will not be granted entry to the floor until/unless approval has been received from proper tenant management personnel.

     As previously mentioned, Safety/Security Officers will always be stationed in the main lobby of each tower and can be reached at the following phone numbers at anytime:

     North Tower Desk             720-8050
     South Tower Desk             720-8051
     Emergency Number             969-0099 (Emergencies Only)

     Landlord's Security staff is always available to assist in tenant needs or requests. Tenants should feel free to contact Landlord concerning any problems or questions they may have. If Landlord is not able to resolve a tenant's particular situation, Landlord will direct such tenant to someone who can.

                                    EXHIBIT I
                                 EARLY OCCUPANCY


       Prior to the Commencement Date, Tenant may, at Tenant's sole option, occupy all or any portion of the Premises for the period beginning August 1, 1996 and ending on October 31, 1996 (the "Early Occupancy"), provided that
(i) the Work described in Exhibit D has been completed for that portion of the Premises to be occupied during Early Occupancy, except for punch-list items, and (ii) a certificate of occupancy has been issued for that portion of the Premises to be occupied during Early Occupancy. Tenant shall notify Landlord of Tenant's desired first day of Early Occupancy in writing at least seven (7) days prior to Early Occupancy move-in. During any Early Occupancy, all terms and conditions of the Lease shall be in full force and effect, except that no Basic Rental shall be due during Early Occupancy. It is hereby expressly understood that Electrical Costs will be due and payable as provided for in the Lease during any Early Occupancy.

                                  EXHIBIT J
                            LEASE BUYOUT ALLOWANCE


       Landlord shall provide to Tenant a Lease Buyout Allowance of up to $664,305.00 for use by Tenant and entities controlled by Tenant. Provided this Lease has been fully executed and delivered between the parties and further provided that Tenant is not then and has not been in default under this Lease, Tenant shall become entitled to disbursement from Landlord credited to the Lease Buyout Allowance upon the tender to Landlord of a written request from Tenant to Landlord for a disbursement to effect a full satisfaction and obtain a total release of Tenant's lease obligations at Woodall Rodgers Tower (1845 Woodall Rodgers Freeway, Dallas, Texas), TollHill West (5310 Harvest Hill Road, Dallas, Texas), and Sherry Lane Place (5956 Sherry Lane, Suite 1301, Dallas, Texas). Landlord may cause the disbursement to be made to a closing agent of its choice for payment to the landlords at Woodall Rodgers Tower (no more than 5 days before February 14, 1996), TollHill West and Sherry Lane Place (no more than 5 days before March 1,
1996) in the name of Tenant (or entities controlled by Tenant who are the actual tenants under the applicable leases) in exchange for a document, release and/or receipt acceptable to Landlord; provided, however, upon receipt of the following from Tenant: (i) evidence satisfactory to Landlord that Tenant has made or has caused to be made such buyout payments to the landlords and (ii) a document, release and/or receipt from said landlords acceptable to Landlord as to such lease buyout, Landlord shall reimburse Tenant for direct payments made to said landlords for lease buyout purposes.

                                   EXHIBIT K
                               EXPANSION OPTIONS


       Provided Tenant is not then and has not been in default under this Lease, Tenant shall have three (3) successive options (the "Expansion Options", any one of which is hereinafter referred to as an "Expansion Option") to increase the area of the leased Premises by up to 10,000 rentable square feet per Expansion Option. The specific locations of space designated for Tenant's Expansion (the "Expansion Space") shall be (i) in one contiguous space consisting of up to 10,000 square feet of space or (ii) in separate blocks of space contiguous to the Premises which when combined equal 10,000 square feet, in the following locations and in the following order of selection:

               (a) first, if required by Tenant, any space reasonably acceptable to Tenant and Landlord which has been deleted from the Premises pursuant to Section 2 hereof;

               (b) second, if required by Tenant, any space not leased in subparagraph "a" above, or space reasonably acceptable to Tenant and Landlord located on the 16th or 19th floor of the North Tower; and

               (c) third, if required by Tenant and subject to existing rights of existing tenants, any space not leased in subparagraph "a" or "b" or above, or space reasonably acceptable to Tenant and Landlord located on the 18th floor of the North Tower; and

               (d) fourth, if required by Tenant, space not leased in subparagraphs "a", "b", or "c" above, or space reasonably acceptable to Tenant and Landlord located on either the 20th or 21st floors of the North Tower.

       Each Expansion Option shall be exercised (if at all) by delivery of written notice to Landlord, at least six (6) months prior to the 37th, 61st and 85th months of the Term of this Lease, respectively (each such deadline by which Tenant must exercise an Expansion Option hereinafter referred to as an "Exercise Date"). Each Expansion Option is independent of the other Expansion Options and the failure by Tenant to exercise any Expansion Option by the appropriate Exercise Date shall not prevent Tenant from exercising its Expansion Option on the next succeeding Exercise Date. Following the exercise by Tenant of an Expansion Option, Landlord shall deliver possession of the Expansion Space on the 37th, 61st or 85th month of the term of this Lease, respectively (each such date of delivery hereinafter referred to as a "Delivery Date").

       The Expansion Space shall be subject to the provisions of Exhibit D and Section 8 of this Lease with respect to the Work to be performed therein, except that (a) in the case of the first Expansion Option only, Landlord shall allow Tenant an allowance in an amount equal to Tenant's Expansion Share of twenty-five dollars and twenty-five cents ($25.25) per square foot of rentable area of Expansion Space, which amount shall be applied against architectural and engineering fees and expenses incurred by Tenant in connection with the Work in the Expansion Space, and permit and filing fees; and (b) in the case of the second and third Expansion Options, Landlord shall allow Tenant the building standard tenant finish allowance available on the date on which the Expansion Space subject to such options is added to the leased Premises. As used in this Exhibit K, "Expansion Share" shall be the percentage obtained by dividing the number of days between each applicable Delivery Date and the Expiration Date of the initial Term (assuming a 365 day year) by 3,650 days (i.e., 365 days x 10 year Lease Term). For example, if the Delivery

Date for Expansion Space is November 1, 1999 (i.e., the 37th month of the initial Term) and the Expiration Date is October 31, 2006, Landlord will allow Tenant an allowance in the amount of $17.68 per square foot of rentable area of Expansion Space, in other words, $25.25 multiplied by Tenant's Expansion Share of 70% (i.e., 2,550/3,650).

       Basic Rental for the Expansion Space (if any) added on the first Expansion Date shall be payable at the same rate per rentable square foot as is then applicable to the balance of the leased Premises. Basic Rental for the Expansion Space (if any) added on the 61st or 85th months of the term of this Lease shall be at ninety-five percent (95%) of the Market Rate (as defined in Exhibit P attached hereto). Rent for any Expansion Space shall be payable in accordance with this Lease based upon the rentable area of the Expansion Space, except that the Expense Stop for any Expansion Space added to the leased Premises under the second or third Expansion Option shall be updated to the first full Lease Year after the Delivery Date. Rent for the Expansion Space shall commence ninety (90) days after the Delivery Date.

                                  EXHIBIT L
                               RIGHT OF REFUSAL


       Provided Tenant is not then and has not been in default under this Lease and subject to the rights of now existing tenants, Landlord shall not lease or contract to lease the Right of Refusal Space (as defined in Exhibit M hereof) to any other party until Landlord shall first have offered to lease such Right of Refusal Space to Tenant again at the Market Rate (as defined in Exhibit P attached hereto). Tenant may accept such offer by notifying Landlord, within five (5) business days of receipt of Landlord's notice, of Tenant's election to enter into an amendment of this Lease with Landlord for the Right of Refusal Space offered by Landlord. Such leasing shall be on the same terms and conditions as this Lease, with the same Expiration Date, including Renewal Terms, except that the Basic Rental payable for the Right of Refusal Space added to the Premises pursuant to these rights of refusal shall be at the Market Rate and the Expense Stop for any Right of Refusal Space added to the Premises pursuant to these rights of refusal shall be updated to the first full Lease Year that the Right of Refusal Space is added to the Premises. In the event that Tenant fails to notify Landlord of acceptance of Landlord's offer to lease such Right of Refusal Space under this Exhibit L within five (5) business days of receipt thereof, Landlord may lease the Right of Refusal Space to another party. In the event such Right of Refusal Space again becomes available for lease by Landlord, then Landlord shall not lease such Space again until it has again complied with the terms and conditions of this Exhibit L.

                                     EXHIBIT M
                              RIGHT OF REFUSAL SPACE


       Space located on floors 15 through 25 of the North Tower, subject to the occupancy and other rights of now existing tenants (such space being herein referred to as the Right of Refusal Space).

                                    EXHIBIT N
                              ROOFTOP COMMUNICATIONS


       Tenant may install, and once installed may modify, a microwave, dish, antenna, satellite or other communications system on the roof of the North Tower for use in connection with Tenant's business. The size and location of such system shall be subject to Landlord's prior written approval. Landlord agrees such approval shall not be unreasonably withheld or delayed. Tenant shall not be required to pay to Landlord any Basic Rental or other payment for the use of such space on the roof of the North Tower. Tenant shall furnish detailed plans and specifications for the system, or any modification to the system, to Landlord for its approval. Landlord agrees such approval shall not unreasonably be withheld or delayed. The system shall be installed, at Tenant's expense, by a contractor or contractors selected by Tenant and approved by Landlord. Landlord agrees such approval shall not unreasonably be withheld or delayed. The system installation may include the use of any North Tower shafts required to bring Tenant's electrical wiring from the roof area to the Premises. Tenant shall have access to the roof and Tenant's equipment relating to the system at all times throughout the term of this Lease if accompanied by a designated representative of Landlord; provided, however, that in the case of an emergency, Tenant shall not be required to be accompanied by Landlord's representative. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use of the system or the operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of any communication system under Applicable Laws. Tenant shall repair any damage to the roof of the North Tower, resulting from the installation or use of any communication system. Tenant shall further be responsible for the entire cost of installation and maintenance of its communication system.

       TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTIONS, SUITS, JUDGMENTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) FOR ANY LOSS OR MATTER ARISING FROM TENANT'S INSTALLATION OR MAINTENANCE OF THE COMMUNICATIONS SYSTEM DESCRIBED IN THIS EXHIBIT N.

       Tenant's communication system shall not constitute a nuisance or unreasonably interfere with the operations of other tenants of the Buildings or with the normal use of the area surrounding the Buildings by occupants thereof. In the event Tenant's communication system constitutes a nuisance or so unreasonably interferes, Tenant, at its option, shall correct or cure any such nuisance or interference, or remove its system.

                                   EXHIBIT O
                                RENEWAL OPTIONS


       Provided that Tenant is not then and has not been in default under this Lease, Tenant shall have four (4) separate consecutive options to renew the Term of this Lease with respect to all of the then leased Premises for five (5) year periods (each a "Renewal Term"). Each option shall be exercised by written notice to Landlord given at lease twelve (12) months prior to the expiration of the initial Term or the then existing Renewal Term, as applicable. Each Renewal Term shall be on the same provisions as are contained herein for the initial Term or the preceding Renewal Term, as the case may be, except as expressly provided herein to the contrary and except for those which, by their terms, are inapplicable to a Renewal Term.

       At any time after an option to renew has been exercised and the Basic Rental payable during the Renewal Term determined, Landlord and Tenant, upon request of either, shall execute an agreement supplementary hereto setting out the date to which the Renewal Term shall extend and the Basic Rental payable during the Renewal Term.

       The Basic Rental for the first Renewal Term shall be ninety-five percent (95%) of the Market Rate (as defined in Exhibit P attached hereto). The Basic Rental for the second, third and fourth Renewal Terms shall be one hundred (100%) percent of the Market Rate (as defined in Exhibit P attached hereto). Rent for each Renewal Term shall be payable in accordance with this Lease based upon the rentable area of the Premises renewed by Tenant, except that the Expense Stop shall be updated to the last full Lease Year of the initial Term or the preceding Renewal Term, as the case may be.

                                    EXHIBIT P
                                   MARKET RATE

       Market Rate shall be defined as the then fair market net rental value of the Premises (a) in the case of the renewal options, as of the date of commencement of the applicable Renewal Term, or (b) in the case of the second and third Expansion Options or the rights of refusal, as of the applicable Delivery Date, determined in accordance with the provisions set forth below. The fair market net rental value of the Premises shall mean the net rental that would be agreed to by Landlord and a new tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The fair market net rental value shall be determined on the basis of the assumptions that (1) in the case of the renewal options, the Expense Stop shall be updated to the last full Lease Year of the initial Term or the preceding Renewal Term, as the case may be, and the fair market net rental value shall be projected to the commencement date of the applicable Renewal Term, and (2) in the case of the second and third Expansion Options or the rights of refusal, the Expense Stop shall be updated to the first full Lease Year after the applicable Delivery date, and the fair market net rental value shall be projected to the applicable Delivery Date. The fair market net rental value to be determined shall take into account any existing tenant improvements and any special uses or rights afforded to the Tenant under the Lease in connection with the Premises, and shall take into account the following factors:

       (i) Rental for comparable space in Comparable Buildings of the size, age and condition of the Building (taking into consideration, but not limited to, use, location and/or floor level within the applicable building, definition of net rentable area, space contiguity, quality, condition, age and location of the applicable buildings);

      (ii)     The rentable area of the Premises;

     (iii) The length of the pertinent Renewal Term or Term of Lease of the Expansion Space;

      (iv) The extent to which the Tenant Allowance, Refurbishment Allowance, Lease Buyout Allowance, rent credit, space planning allowance, moving allowance, or similar inducements given to Tenant are less or greater than that which would have been given to a comparable new tenant in a Comparable Building of the size, age and condition of the Buildings; and

       (v)    The quality and credit worthiness of Tenant.

                                      EXHIBIT Q
                                 COMPARABLE BUILDINGS


       1. That certain office building located in the Dallas central business district at 1601 Elm Street, Dallas, Texas and commonly known on the date of this Lease as Thanksgiving Tower.

       2. That certain office building located in the Dallas central business district at 1999 Bryan Street, Dallas, Texas and commonly known on the date of this Lease as Harwood at Bryan Corporate Center.

       3. That certain office building located in the Dallas central business district at 500 North Akard, Dallas, Texas and commonly known on the date of this Lease as Lincoln Plaza.

       4. That certain office building located in the Dallas central business district at 2121 San Jacinto Street, Dallas, Texas and commonly known on the date of this Lease as San Jacinto Tower.

       5. That certain office building located in the Dallas central business district at 1700 Pacific Avenue, Dallas, Texas and commonly known on the date of this Lease as 1700 Pacific Avenue (formerly First City Center).

                                   EXHIBIT R
                            REFURBISHMENT ALLOWANCE

       Provided that Tenant is not then and has not been in default under this Lease, or any extensions thereof, and further provided that Tenant has not exercised its rights pursuant to Exhibit S herein, then, on the fifth anniversary of the Term Commencement Date and on the commencement of each Renewal Term, Landlord shall provide Tenant with a refurbishment allowance (collectively, the "Refurbishment Allowance") in the amount of three dollars ($3.00) per square foot of rentable area of the then leased Premises (excluding the Storage Space) as of the fifth anniversary of the Term Commencement Date or the commencement of the applicable Renewal Term, as the case may be. Any refurbishment of the Premises is subject to the provisions of Exhibit D and Section 8 of this Lease with respect to Work to be performed. The Refurbishment Allowance shall be applied against architectural and engineering fees and expenses incurred by Tenant in connection with any Work, the costs of labor and materials incurred by Tenant in having the Work done, and any permit and filing fees.

                                  EXHIBIT S
                             TERMINATION OPTION

       Tenant shall, at Tenant's sole option, have the one-time right to terminate this Lease at the end of the sixtieth (60th) month of this Lease provided that: (i) Tenant shall have given to Landlord at least twelve (12) months prior written notice of such termination, and (ii) Tenant shall have paid to Landlord, on or before the first day of the month of which the Lease shall terminate, the amount of all unamortized upfront costs associated with the Premises, including all Tenant Allowance, Lease Buyout Allowance and leasing commissions, (each amortized over the Term of the Lease at a 9.5% interest rate) in cash, plus a penalty of six (6) months average Basic Rental for the entire Term of the Lease ($13.13 average Basic Rental rate multiplied by the rentable square footage then under lease by Tenant multiplied by .5), plus all Rent and other charges under the Lease allocable to the period preceding such termination date. Any unamortized allowances, commissions and Rent pertaining to any additional space leased by Tenant prior to Tenant exercising this Termination Option will be included in the calculation of Tenant's termination penalty. Tenant shall be entitled as an offset against the amount due to Landlord pursuant to this Exhibit S, the amount of Security Deposit which Landlord retains at the time of the termination pursuant to this Exhibit S.

       If Tenant exercises its right hereunder and fully performs its obligations in accordance with this Exhibit S, then the Expiration Date for purposes of this Lease will become the last day of the month of termination. If this Termination Option is exercised by Tenant, Landlord may remove any and all of Tenant's exterior signage, monument or other. These signage changes may be made no earlier than the first day of the month of termination.

                                   EXHIBIT T
                                 STORAGE SPACE

       Throughout the term of this Lease, Tenant may occupy up to approximately 5,000 rentable square feet of storage space (the "Storage Space") on Level One of the North Tower, or in such other location within the Buildings as may be reasonably determined by Landlord and consented to by Tenant which consent shall not be unreasonably withheld or delayed. The Storage Space will be offered to Tenant in its "AS IS" condition and Landlord will not be responsible for any improvements or allowances regarding such Storage Space. Rent for the Storage Space will be computed by multiplying the actual Basic Cost per rentable square foot for the Buildings for the applicable time period by the rentable square footage of the Storage Space. Rent for the Storage Space shall be due and payable on a monthly basis in the same manner in which Rent for the Premises is due and payable. So long as Tenant does not use any electricity within the Storage Space, except when retrieving items from storage, no Electrical Costs will be charged to Tenant. Landlord shall have the right, from time to time, to substitute Tenant's Storage Space for alternative storage space within the Buildings and consented to by Tenant which consent shall not be unreasonably withheld or delayed. Upon fifteen (15) days written notice from Landlord, Tenant shall be required to relocate all of its items from its original Storage Space into the alternative storage space in the Buildings designated by Landlord.
Except as expressly hereinabove set forth, Tenant's obligations under this Lease shall apply to the Storage Space.

                                   EXHIBIT U
                             PLAZA OF THE AMERICAS
                           JANITORIAL SPECIFICATIONS

A. JANITORIAL SERVICE SPECIFICATIONS FOR TENANT SUITE AND COMMON AREAS ON TENANT OCCUPIED FLOORS.

   1. Daily Services

      a. Secure all lights as soon as possible each night.

      b. Vacuum all carpets and tops of all carpet protectors.

      c. Dust mop all resilient and composition floors with dust cloths.

      d. Dust all desks and and office furniture with treated dust cloths. Dust all ledges, railings and other horizontal surfaces between 18" and 70" from floor. Dust all electrical and communication cover plates, such as light switch covers. Dust all signage in the hallways and spot clean if necessary.

      e. Papers and folders or other items on desks NOT to be moved.

      f. Clean and sanitize all telephone receivers.

      g. Empty all ash trays and ash urns. Clean and sanitize as required.

      h. Empty all waste paper baskets and other trash containers, replace liners as necessary. Clean and polish common area trash receptacles.

      i. Remove fingerprints, dirt smudges, graffiti, etc., from all doors, door knobs, frames, glass partitions, windows, mirrors, light switches, walls, elevator doors and jambs, elevator thresholds, elevator directional lamps, elevator call buttons and panels, and elevator interiors.

      j. Remove all trash from floors to the designated trash areas.

      k. Return chairs and waste paper baskets to proper positions. Pictures that are dusted should be returned to a level position.

      l. Clean, sanitize and polish drinking fountains, including grills and sides. Clean splash marks on adjacent walls.

      m. Dust mop all service stairwells, and dust handrailing. Spot mop as needed.

      n. Police all interior public corridor planters.

      o. Dust and remove debris from all metal door thresholds. Spot clean doors, door frames, hardware, and kick plates. Spot clean glass adjacent to suite doors.

      p. Wipe clean smudged bright work.

      q. Spot clean all carpets, resilient and composition floors as required.

      r. Service all walk-off mats as required.

      s. Clean building directory glass.

      t. Clean glasswork under handrails and glass lobby doors and windows. Clean all glass furniture tops.

      u. Clean and sanitize wet bar/snack areas, kitchens and counter tops. Polish stainless steel.

      v. For Main lobbies, dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, base boards, window sills, door louvers for main lobbies.

   2. Weekly Services

      a. Dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, wood paneling molding, cabinets, files, pictures, partitions, and other vertical surfaces of office furniture.

      b. Dust inside all door jambs.

      c. Clean and polish all metal door thresholds.

      d. Wipe clean and polish all bright work.

      e. Wipe down handrails in stairwells and spot clean.

      f. Dust all vinyl bases and clean baseboards.

      g. Edge all carpeted areas, including along baseboards, edges, furniture, under desks, behind moveable furniture and doors, under and around plants, etc.

      h. Move all plastic carpet protectors and thoroughly vacuum under and around all desk and office furniture as required and return them to a centered position.

      i. Wet mop and spray buff all resilient and/or composition flooring. Clean corners and edges.

      j. Spot clean all lobby marble and granite walls.

      k. Thoroughly clean all glass in tenant entry ways to suites, private offices and partitions.

      l. Wipe clean all signage.

      m. Dust all high reach areas, including but not limited to, tops of door frames, structural and furniture ledges, air conditioning diffusers and return air grills, light diffusers, spot lights, fire equipment, intercom boxes, extinguishers, and standpipes.

   3. Monthly Services

      a. Vacuum upholstered furniture, fabric partitions and fabric walls.

      b. Dust mop and polish all wood floors.

      c. Wash all lobby marble and granite walls.

      d. Wipe clean all baseboards.

      e. Completely wet mop stairwells.

      f. Show-scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished flooring.

   4. Quarterly Services

      a. Dust and/or vacuum window coverings along perimeter of building (to include building standard vertical blinds), more often if necessary to provide a neat appearance.

      b. Shampoo carpets with an OWNER approved process.

      c. Clean all light fixtures.

   5. Semi-Annually

      a. Strip and refinish polished surface floors of building lobbies.

   6. General

      a. No electrical extension cord marks are to be left of walls.

      b. Personnel must remove electrical plugs from receptacles by grasping plug, not whipping or pulling the cord.

B. RESTROOM SERVICES SPECIFICATIONS

   1. Daily Services

      a. Restock all restrooms with supplies from the Owners stock, including paper towels, toilet tissue and hand soap as required. Place towels in proper position. Operate each liquid hand soap dispenser to ensure that it is functioning. Report any malfunctions to Owner.

      b. Restock all sanitary napkin and tampon dispensers from CONTRACTORS stock, as required.

      c. Wash and polish all mirrors, dispensers, faucets, flushometers, counter tops, and bright work with non-scratch disinfectant cleaners.

      d. Wash and sanitize all toilets, both sides of toilet seats, urinals, and sinks with non-scratch disinfectant germicidal cleaner. Wipe dry all sinks. Operate each flush valve to ensure that it is functioning. Report any malfunctions to Owner.

      e. Remove stains, de-scale toilets, urinals and sinks as required.

        f. Sweep and damp mop all restroom floors and ceramic wall base with disinfectant germicidal solution.

        g. Empty all waste and sanitary napkin and tampon receptacles, replace liners from Owner's stock.

        h.  Remove all restroom trash from building.

        i.  Wipe down partitions, including hinges and hardware.

        j. Spot clean fingerprints, marks and graffiti from walls, partitions, doors, hinges, frames door handles, glass, aluminum and light switches as required.

        k. Report any non-functioning soap dispensers, faucets, flush valves, and towel dispensers to Owner.

        l.  Report any obvious damage to Owner.

    2.  Weekly Services

        a. Clean all low reach and high reach areas including, but not limited to, structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return air grills, and access doors.

        b.  Spot clean all tile walls.

        c.  Remove scuff marks from doors.

    3.  Monthly Services

        a. Thoroughly clean, machine scrub, and reseal all ceramic tile floors, using approved sealers.

        b.  Scrub all ceramic tile walls.

        c.  Wash down partitions, including doors, hinges, and seams.

C.  PASSENGER ELEVATOR CLEANING SPECIFICATIONS

    1.  Daily Services

        a. Spot clean interior surface of cab walls and doors and glass partitions with Owner approved process.

        b.  Wipe down control panels.

        c. Spot clean outside painted and metal surfaces of all elevator doors and frames.

        d.  Spot clean all spills and stains.

        e. Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly.

        f. Vacuum inside door tracks.

        g.  Wipe clean the exterior of all light fixtures.

        h. Dust interior walls and ceiling of all cabs with Owner approved process.

    2.  Weekly Services

        a. Thoroughly clean entire interior surfaces of all doors, door tracks, and frames and outside painted and metal surfaces of all doors, door tracks, frames and glass partitions. All surfaces which are visible must be polished with Owner approved process.

        b.  Wipe clean the interior of all light fixtures where applicable.

    3.  Twice-Monthly Services

        a. Shampoo and hot water extract with neutralizing rinse all elevator cab floor carpets.

        b.  Thoroughly clean all wall surfaces in cabs.

        c.  Wipe clean entire cab ceiling above lighting diffusers.

D.  SERVICE AREAS (HALLWAY, FREIGHT ELEVATOR AND LANDINGS AND DOCKS)

    1.  Daily Services

        a.  Sweep trash and debris.

        b.  Remove trash to designated area.

        c.  Damp mop hallways and elevator.

        d.  Wash down dock areas. Docks shall be dry by 7:00 a.m.

    2.  Monthly Services

        a.  Strip and wax vinyl tile flooring.

        b.  Clean hand rails.

    3.  Semi-Annual Services

        a.  Damp clean light fixtures and standpipes.

E.  WOOD SURFACES (PUBLIC CORRIDORS AND TENANT SUITES)

    1.  Daily Services

        a.  Dust with dry static or tac cloth.

        b.  Spot clean with Owner approved cleaner.

F.  ENTRANCES

    1.  Daily Services

        a.  Pull up all outside walk-off mats and thoroughly clean them.

        b.  Wash down walk-off mat wells and entrances.

        c.  Entrances shall be dry by 7:30 a.m.

G.  JANITOR CLOSETS

    1.  Daily Services

        a.  Keep all janitorial area doors closed at all times.

        b.  Leave area in clean, organized fashion, with empty trash cans.

        c.  Sweep floors.

        d.  Clean janitor sinks.

        e.  Wipe down electrical cords to prevent marking.

        f.  Keep shelves and supplies neat and orderly at all times.

        g.  Remove all flammable materials.